                                                                       EXHIBIT 4



                           REVOLVING CREDIT AGREEMENT

                            Dated as of May 26, 1998

                                     Among

                            JOINT ENERGY DEVELOPMENT
                       INVESTMENTS II LIMITED PARTNERSHIP

                                  as Borrower

                                      and

                             THE BANKS NAMED HEREIN

                                    as Banks

                                      and

                            THE CHASE MANHATTAN BANK

                            as Administrative Agent

                                      and

                               BARCLAYS BANK PLC

                             as Documentation Agent



                                   Co-Agents:

                        CREDIT LYONNAIS NEW YORK BRANCH
                           CREDIT SUISSE FIRST BOSTON
                         DRESDNER BANK, NEW YORK BRANCH
                       THE FUJI BANK, LTD. HOUSTON AGENCY
                 NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH
                               NATIONSBANK, N.A.
                                    PARIBAS
             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                            ARTICLE I
                                                 DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01.    Certain Defined Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.    Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 1.03.    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 1.04.    Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 1.05.    Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                            ARTICLE II
                                                 AMOUNT AND TERMS OF THE ADVANCES

         SECTION 2.01.    The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.02.    Making the Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.03.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.04.    Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.05.    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.06.    Additional Interest on LIBOR Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.07.    Automatic Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.08.    Voluntary Conversion of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.09.    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.10.    Increased Costs; Capital Adequacy, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.11.    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.12.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 2.13.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 2.14.    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.15.    Ratable Reduction or Termination of the Commitments . . . . . . . . . . . . . . . . . . . .  34
         SECTION 2.16.    Increase of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 2.17.    Termination of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 2.18.    Replacement of Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                           ARTICLE III
                                                      CONDITIONS TO ADVANCES

         SECTION 3.01.    Initial Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 3.02.    Additional Conditions Precedent to Each Advance . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 3.03.    Additional Reg U Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                            ARTICLE IV
                                                  REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.    Representations and Warranties of the Borrower  . . . . . . . . . . . . . . . . . . . . . .  40

                                                            ARTICLE V
                                                    COVENANTS OF THE BORROWER

         SECTION 5.01.    Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 5.02.    Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                            ARTICLE VI
                                                        EVENTS OF DEFAULT

         SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.02.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                           ARTICLE VII
                                                            THE AGENT

         SECTION 7.01.    Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.02.    Agent's Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.03.    Agent and Its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.04.    Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.05.    Certain Rights of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 7.06.    Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 7.07.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 7.08.    Resignation by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         SECTION 7.09.    Liability of Co-Arrangers, Co-Agents and Documentation Agent  . . . . . . . . . . . . . . .  60

                                                           ARTICLE VIII
                                                          MISCELLANEOUS

         SECTION 8.01.    Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 8.02.    Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 8.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 8.04.    Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.05.    Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 8.06.    Binding Effect; Assignments; Participations . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 8.07.    Governing Law; Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 8.08.    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 8.09.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 8.10.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 8.11.    Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 8.12.    Non-Recourse Nature of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 8.13.    SUBMISSION TO JURISDICTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 8.14.    Successor to ECM II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 8.15.    Successor to the Enron Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .  69

Schedule I  -    Applicable Lending Offices
Schedule II -    Information
Schedule III -   Listed Subsidiaries
Schedule IV -    Primary Countries
Exhibit A   -    Form of Note
Exhibit B   -    Form of General Partner Undertaking
Exhibit C   -    Form of Parent Performance Agreement
Exhibit D   -    Notice of Borrowing
Exhibit E   -    Opinion of Senior Vice President and General Counsel of the Parent
Exhibit F   -    Opinion of General Counsel of Enron Capital II
Exhibit G   -    Opinion of Vinson & Elkins, L.L.P.,
                 Counsel to the Parent and Affiliates
Exhibit H  -     Opinion of Bracewell & Patterson, L.L.P.,
                 Counsel to the Agent
Exhibit I  -     Form of Assignment
Exhibit J   -    Form of Officer's Certificate

                           REVOLVING CREDIT AGREEMENT

                            Dated as of May 26, 1998


                 This Revolving Credit Agreement dated as of May 26, 1998, is among Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership, the Banks party hereto, The Chase Manhattan Bank, as Agent, and Barclays Bank PLC, as Documentation Agent. The parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

       SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                 "Additional Condition"    means that a reasonable likelihood
exists that any Partner will not be required to make further capital contributions to the Borrower (other than as a result of (i) a Section 3.03(e) or 4.02(f) Condition or the circumstances contemplated by Section 8.04 of the Partnership Agreement, (ii) an event or circumstance that, if it occurred, would become a Suspension Event or Liquidation Event, (iii) each Partner having contributed its full capital commitment as set forth on Exhibit A to the Partnership Agreement (plus any increase thereto pursuant to Section 3.04(a) of the Partnership Agreement), or (iv) the termination of the Commitment Period (as defined in the Partnership Agreement) on December 30, 2000, as such date may be extended, as contemplated by the Partnership Agreement).

                 "Adjusted Cash Flow" means, for any period, an amount, determined in accordance with GAAP, equal to the sum of

                          (i) the net cash provided by operating activities of the Borrower (computed in the same manner as set forth in the Borrower's consolidated statement of cash flows for the quarter ended March 31, 1998 referred to in Section 4.01(i), except that determinations shall be made for the Borrower on an unconsolidated basis and shall exclude all interest, dividends, cash, proceeds, fees, distributions and other amounts received on account of any Intangible Interest on which there is any Intangible Interest Lien) for such period, plus

                          (ii) the net cash provided by operating activities of each Non-Excluded Subsidiary (computed in the same manner as set forth in the Borrower's consolidated statement of cash flows for the quarter ended March 31, 1998 referred to in
                 Section 4.01(i), excluding all interest, dividends, cash, proceeds, fees, distributions and other amounts received on account of any Intangible Interest on which there is any Intangible Interest Lien) for such period, multiplied by the Borrower's applicable ownership percentage of each such Non-Excluded Subsidiary, plus

                          (iii)   Cash Interest Expense for such period, plus

                          (iv) Available GP Advances on the last day of such period.

                 "Adjusted Cash Flow to Interest Ratio" means for any Interest Ratio Period, the ratio of (i) Adjusted Cash Flow for such Interest Ratio Period to (ii) Cash Interest Expense for such Interest Ratio Period; provided that if such Interest Ratio Period ends on or before September 30, 1998, such Cash Interest Expense and the elements of such Adjusted Cash Flow set forth in clauses (i), (ii) and (iii) of the definition herein of Adjusted Cash Flow shall be annualized for purposes of this definition.

                 "Advance" means an advance by a Bank to the Borrower pursuant to Article II hereof, and refers to a Base Rate Advance or a LIBOR Advance (each of which shall be a "Type" of Advance).

                 "Agent" means The Chase Manhattan Bank in its capacity as administrative agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.08.

                 "Agreement" means this Revolving Credit Agreement dated as of May 26, 1998 among the Borrower, the Banks, the Agent and the Documentation Agent, as same may be amended, waived or otherwise modified from time to time in accordance herewith.

                 "Applicable Commitment Fee Rate" means (i) at all times during which the Applicable LIBOR Margin is 0.875% or less, 0.20% per annum, (ii) at all times during which the Applicable LIBOR Margin is greater than 0.875% and less than or equal to 1.25%, 0.25% per annum, (iii) at all times during which the Applicable LIBOR Margin is greater than 1.25% and less than or equal to 1.50%, 0.30% per annum and (iv) at all times during which the Applicable LIBOR Margin is greater than 1.50%, 0.35% per annum. Any change in the Applicable Commitment Fee Rate resulting from any change in the Applicable LIBOR Margin shall occur on the same day that such change in the Applicable LIBOR Margin occurs.

                 "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a LIBOR Advance.

                 "Applicable LIBOR Margin" means

         (i) for each day during the first Applicable LIBOR Margin Period, 0.65% per annum;

         (ii) for each day during an Applicable LIBOR Margin Period (other than a day covered by clause (i) of this definition), if Unfunded Partners Capital as of the end of the month immediately preceding the first day of such Applicable LIBOR Margin Period is greater than or equal to the outstanding principal amount of Senior Debt as of the end of such month, either (a) if the Margin Increase Condition does not exist as of the end of such month, 0.65% per annum or (b) if the Margin Increase Condition does exist as of the end of such month, 0.775% per annum;

         (iii) for each day during an Applicable LIBOR Margin Period (other than a day covered by clause (i) of this definition), if Unfunded Partners Capital as of the end of the month immediately preceding the first day of such Applicable LIBOR Margin Period is less than the outstanding principal amount of Senior Debt as of the end of such month and is greater than $500,000,000, the sum of (a) either (1) if the Margin Increase Condition does not exist as of the end of such month, zero or (2) if the Margin Increase Condition does exist as of the end of such month, 0.125% per annum plus (b) the rate per annum determined pursuant to the following grid (based on the Applicable Monthly TCAC Ratio as of the end of such month and Unfunded Partners Capital as of the end of such month):

-------------------------------------------------------------------------------------------------------
    Applicable Monthly TCAC Ratio                            Unfunded Partners Capital
                                             ----------------------------------------------------------
                                                 > $750 million                    > $500 million
                                                                             and < or = to $750 million
-------------------------------------------------------------------------------------------------------
> or = to 1.7                                         .65%                                 .65%
-------------------------------------------------------------------------------------------------------
> or = to 1.6 and ( 1.7                               .65%                                 .75%
-------------------------------------------------------------------------------------------------------
> or = to 1.5 and ( 1.6                               .75%                                 .875%
-------------------------------------------------------------------------------------------------------
> or = to 1.4 and ( 1.5                               .875%                               1.125%
-------------------------------------------------------------------------------------------------------
< 1.4                                                 1.00%                               1.125%
-------------------------------------------------------------------------------------------------------

         (iv) for each day during an Applicable LIBOR Margin Period (other than a day covered by clause (i) of this definition), if Unfunded Partners Capital as of the end of the month immediately preceding the first day of such Applicable LIBOR Margin Period is less than the outstanding principal amount of Senior Debt as of the end of such month and is less than or equal to $500,000,000, the sum of (a) either (1) if the Margin Increase Condition does not exist as of the end of such month, zero or (2) if the Margin Increase Condition does exist as of the end of such month, 0.125% per annum plus (b) the rate per annum determined pursuant to the following grid (based on the Applicable Monthly TCAC Ratio as of the end of such month and Unfunded Partners Capital as of the end of such month):

------------------------------------------------------------------------------------------------------------------------
                                                                  Unfunded Partners Capital
                                        --------------------------------------------------------------------------------
    Applicable Monthly TCAC Ratio       < or = to $500 million and > $250 million              < or = to $250 million
------------------------------------------------------------------------------------------------------------------------
> or = to 3.0                                            .75%                                      .75%
------------------------------------------------------------------------------------------------------------------------
> or = to 2.75 and (  3.00                               .75%                                     .875%
------------------------------------------------------------------------------------------------------------------------
> or = to 2.50 and ( 2.75                                .75%                                     1.00%
------------------------------------------------------------------------------------------------------------------------
> or = to 2.25 and ( 2.5                                .875%                                    1.125%
------------------------------------------------------------------------------------------------------------------------
> or = to 2.00 and ( 2.25                               1.00%                                     1.25%
------------------------------------------------------------------------------------------------------------------------
> or = to 1.85 and ( 2.0                               1.125%                                    1.375%
------------------------------------------------------------------------------------------------------------------------
> or = to 1.70 and ( 1.85                               1.25%                                    1.625%
------------------------------------------------------------------------------------------------------------------------
< 1.70                                                 1.375%                                    1.625%
------------------------------------------------------------------------------------------------------------------------


         (v) Any change in the Applicable LIBOR Margin shall be effective on the fifth Business Day of each month based on the relevant factors (Unfunded Partners Capital, principal amount of Senior Debt, whether or not the Margin Increase Condition exists and Applicable Monthly TCAC Ratio), as of the end of the prior month, that are used to determine the Applicable LIBOR Margin.

                 "Applicable LIBOR Margin Period" means each period beginning on and including the fifth Business Day of each month and ending on and including the day (whether or not a Business Day) immediately preceding the fifth Business Day of the next month, provided that the first Applicable LIBOR Margin Period shall be the period from the date hereof through the day immediately preceding the fifth Business Day of June, 1998.

                 "Applicable Monthly TCAC Ratio" means, as of the end of any month, the Total Capital and Asset Coverage Ratio as of the end of such month, provided that the fair value of assets acquired on or before the end of the fiscal quarter (or fiscal year in the case of the last fiscal quarter of any fiscal year of the Borrower) of the Borrower as to which financial information has most recently been delivered pursuant to Section 5.01(a)(i) or (ii), as the case may be, shall be determined (subject to the limitations set forth in, and otherwise in accordance with, the definition herein of "Conforming Asset") as of the end of such fiscal quarter or fiscal year, as the case may be, to the extent such assets have not been disposed of since the end of such fiscal quarter or fiscal year, as the case may be.

                 "Assignment" means an assignment agreement entered into by a Bank and an Eligible Additional Lender, in substantially the form of Exhibit I or in such other form as may be reasonably acceptable to the Agent and the Borrower.

                 "Available GP Advances" means, on any day, the unborrowed principal amount of the GP Advance Facility that the Borrower is entitled to borrow on such day.

                 "Banks" means the lenders listed on the signature pages hereof and each Eligible Additional Lender that becomes a party hereto pursuant to
Section 2.16, Section 2.18 or Section 8.06 hereof.

                 "Base Rate" at any time means the higher from time to time of
(i) the Prime Commercial Lending Rate as in effect from time to time and (ii) the Federal Funds Rate as in effect from time to time plus 1/2 of 1%.

                 "Base Rate Advance" means an Advance which bears interest as provided in Section 2.05(a).

                 "Base Rate Margin" means (i) at all times during which the Applicable LIBOR Margin is equal to or less than 1.50%, zero, and (ii) at all times during which the Applicable LIBOR Margin is greater than 1.50%, a rate per annum equal to the Applicable LIBOR Margin minus 1.50%. Any change in the Base Rate Margin resulting from a change in the Applicable LIBOR Margin shall occur on the same day that such change in the Applicable LIBOR Margin occurs.

                 "Borrower" means Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership.

                 "Borrowing" means a borrowing hereunder consisting of Advances of the same Type (and if the Advances are LIBOR Advances, having the same Interest Period) made on the same day by the Banks.

                 "Business Day" means (i) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York City and (ii) if the applicable Business Day relates to any LIBOR Advances, any day which is a "Business Day" described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                 "CalPERS" means the California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California.

                 "Capital Contribution" shall have the meaning set forth in the Partnership Agreement.

                 "Cash Interest Expense" means, for any period, an amount, determined in accordance with GAAP on a consolidated basis, equal to (i) the interest expense of the Borrower and the Non-Excluded Subsidiaries minus (ii) non- cash items included in such interest expense.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), set forth at 42 U.S.C. Sections 9601 et seq.

(1988), state and local analogs and all rules and regulations promulgated under the foregoing, in each case as now or hereafter in effect.

                 "Co-Agents" means Credit Lyonnais New York Branch, Credit Suisse First Boston, Dresdner Bank, New York Branch, The Fuji Bank, Ltd. Houston Agency, National Westminster Bank Plc, New York Branch, NationsBank, N.A., Paribas and Westdeutsche Landesbank Girozentrale, New York Branch.

                 "Co-Arrangers" means Chase Securities Inc. and Barclays
Capital.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

                 "Commitment" has the meaning specified in Section 2.01.

                 "Commitment Period" shall have the meaning set forth in the Partnership Agreement.

                 "Conforming Asset" means the fair value, determined in accordance with GAAP, of all investments owned by the Borrower and reflected on the Borrower's balance sheet, provided that (a) the fair value of Wind, Geothermal, Waste-to-Energy, Oil Shale and Solar investments and investments that consist primarily of software, patents, trademarks, copyrights or similar intangibles not approved in writing by the Majority Banks shall be deemed to be zero, (b) the fair value of any investment or group of related investments shall be deemed not to exceed $150,000,000 or such greater amount, if any, as may be approved by the Majority Banks in writing, and (c) the fair value of any investment in a Person referred to in the proviso to Section 5.02(q) shall be deemed to be zero. For purposes of clause (a) of this definition but for no other purpose, licenses to use seismic data, sub-licenses to use seismic data and marketing agreements to use or license seismic data will not be considered to be intangibles. For purposes of clause (b) of this definition but for no other purpose, (i) all investments in the same Person and all investments in Subsidiaries of such Person shall be treated as a group of related investments,
(ii) all investments in Persons that are Subsidiaries of the same Person shall be treated as a group of related investments, and (iii) "group of related investments" shall include all investments in the same asset, project or facility, irrespective of whether such investments are made in different Persons or at different times. An investment that is capital stock of, any partnership interest of, any other ownership interest of or any other security of, or is a payment obligation of, any Person shall be deemed to be an investment in clause (a) of this definition if and only if the majority of the assets of such Person are the types of assets described in clause (a) of this definition, whether or not all or a majority of the assets of one or more Subsidiaries of such Person are assets of such types.

                 "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.07 or Section 2.08.

                 "Debt" of any Person means, at any date (without duplication):

                 (i) all obligations of such Person to repay borrowed money (including, with respect to the Borrower, advances made by the General Partner to the Borrower from time to time);

                 (ii) all obligations of such Person evidenced by bonds, debentures or notes;

                 (iii) all obligations of such Person as lessee under leases which, in accordance with GAAP, are capital leases;

                 (iv) all obligations of such Person to repay obligations that constitute debt under GAAP (excluding, with respect to the Borrower, debt consolidated from its Subsidiaries that is non-recourse to the Borrower and that does not otherwise constitute Debt of the Borrower pursuant to the provisions of this definition other than this clause (iv));

                 (v) all obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable arising in the ordinary course of business, unfunded commitments to purchase Qualified Investments, obligations to acquire property or services before such property is conveyed or services are provided and deferred employee compensation);

                 (vi) all non-contingent obligations of such Person to reimburse the issuer of a letter of credit in respect of amounts paid under such letter of credit (only to the extent such issuer is not so reimbursed on or before five Business Days after the amounts are paid under such letter of credit);

                 (vii) all obligations of such Person in excess of $20,000,000 (in the case of the Borrower and the Non-Excluded Subsidiaries, determined in the aggregate for the Borrower and all Non-Excluded Subsidiaries) in respect of Financing Transactions;

                 (viii) all recourse financial obligations of such Person under a Receivables Purchase Facility, excluding obligations relating to the conduct of operations to assure collection of accounts or receivables;

                 (ix) all obligations of such Person under Guaranties issued to or for the benefit of a creditor to secure obligations (only of the type described in clauses (i) through (viii) above or (xi) or (xii) below) of another Person;

                 (x) to the extent secured by a Lien on the property of such Person, obligations of another Person (only of the type described in clauses (i) through (ix) above or (xi) or (xii) below);

                 (xi) the present value (discounted at the rate of 10% per annum) of all obligations of such Person to pay the minimum rental commitments as lessee over the remaining non-cancelable terms of leases (other than capital leases and mineral leases), but (in the case of the Borrower and the Non-Excluded Subsidiaries) only to the extent that such present value exceeds $20,000,000 in the aggregate for the Borrower and all Non-Excluded Subsidiaries; and

                 (xii) all obligations of such Person in respect of surety obligations securing judgments in excess of $10,000,000 in the aggregate.

                 Notwithstanding the provisions of this definition to the contrary, Debt shall not include (a) obligations arising pursuant to any Swap Transaction or pursuant to any Guaranty of any Swap Transaction, in each case that is not otherwise a Financing Transaction; (b) obligations of the Borrower owed to and held by a Non-Excluded Subsidiary that is wholly-owned by the Borrower; or (c) obligations of a Non-Excluded Subsidiary that is wholly-owned by the Borrower owed to and held by the Borrower or another Non-Excluded Subsidiary that is wholly-owned by the Borrower.

                 "Documentation Agent" means Barclays Bank PLC, in its capacity as Documentation Agent hereunder.

                 "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto, in the document pursuant to which it became a party hereto as contemplated by Section 2.16 or in the Assignment pursuant to which it became a party hereto as contemplated by Section 2.18 or Section 8.06(b) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                 "ECM II" means Enron Capital Management II Limited Partnership, a Delaware limited partnership, until a New GP shall have been substituted pursuant to clause (ii) of Section 8.14, and thereafter "ECM II" shall mean the New GP that has most recently been substituted pursuant to clause (ii) of Section 8.14.

                 "ECM II Agreement" means the partnership agreement of ECM II dated as of December 1, 1997, between Enron Capital II and the ECM II Limited Partners, as amended, waived or otherwise modified from time to time if such amendment, waiver or other modification does not constitute an Event of Default pursuant to Section 6.01(n).

                 "ECM II Limited Partners" means Enron Capital III Corp., a Delaware corporation, and any other substitute or additional limited partner of ECM II.

                 "ECT" means Enron Capital & Trade Resources Corp., a Delaware corporation (formerly known as Enron Gas Services Corp.).

                 "Eligible Additional Lender" means any Bank listed on the signature pages hereof, each commercial bank that becomes a party hereto pursuant to Section 2.16 and, with the consent of the Agent and the Borrower (which consent will not be unreasonably withheld by the Agent or by the Borrower), any other commercial bank or financial institution.

                 "Eligible Assignee" means any Person that (i) has outstanding senior unsecured long-term debt rated at least BBB by S&P or Baa2 by Moody's and (ii) has a net worth of at least $2,000,000,000.

                 "Enron Capital II" means Enron Capital II Corp., a Delaware corporation, until a Substitute Corporate Partner shall have been substituted pursuant to clause (iii) of Section 8.14, and thereafter "Enron Capital II" shall mean the Substitute Corporate Partner that has most recently been substituted pursuant to clause (iii) of Section 8.14.

                 "Enron Capital IV" means Enron Capital IV Corp., a Delaware corporation, until a Substitute ELP Corporate Partner shall have been substituted pursuant to clause (iii) of Section 8.15, and thereafter "Enron Capital IV" shall mean the Substitute ELP Corporate Partner that has most recently been substituted pursuant to clause (iii) of Section 8.15.

                 "Enron L.P. Limited Partners" means Enron Capital V Corp., a Delaware corporation, and any substitute or additional limited partner of the Enron Limited Partner.

                 "Enron Limited Partner" means Enron Capital Management III Limited Partnership, a Delaware Limited Partnership, until a New ELP shall have been substituted pursuant to clause (ii) of Section 8.15, and thereafter "Enron Limited Partner" shall mean the New ELP that has most recently been substituted pursuant to clause (ii) of Section 8.15.

                 "Enron Limited Partner Agreement" means the partnership agreement of the Enron Limited Partner dated as of December 1, 1997, between Enron Capital IV and the Enron L.P. Limited Partners, as amended, waived or otherwise modified from time to time if such amendment, waiver or other modification does not constitute an Event of Default pursuant to Section 6.01(n).

                 "Enron Stock" means the common stock, no par value, of the Parent.

                 "Environment" shall have the meaning set forth in 42 U.S.C.
Section  9601(8) (1988).

                 "Environmental" means associated with or relating to the Environment, Hazardous Materials or any Environmental Protection Law.

                 "Environmental Protection Law" means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or agreement (all as amended from time to time) arising from, in connection with or relating to pollution, protection or regulation of the Environment or the protection or regulation of health, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States of America (whether local, state or federal) or any foreign country or subdivision thereof, including CERCLA, RCRA and other laws, statutes, ordinances, rules and regulations relating to the presence, disposal, removal, remediation, release, treatment, storing, handling, processing, recycling or transporting of or exposure to Hazardous Materials, wherever located, and any order, decision, decree or judgment issued in connection with such laws, statutes, ordinances, rules or regulations by any government, agency or other authority of or in the United States of America (whether local, state or federal) or of any foreign country or subdivision thereof, in each case as now or hereafter in effect.

                 "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, as in effect from time to time and any reference to any statutory provision of ERISA shall be deemed to be a reference to any successor provision or provisions.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                 "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto, in the document pursuant to which it became a party hereto as contemplated by Section 2.16 or in the Assignment pursuant to which it became a party hereto as contemplated by Section 2.18 or Section 8.06(b) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                 "Events of Default" has the meaning specified in Section 6.01.

                 "Events of Termination" has the meaning specified in Section 6.02.

                 "Excluded Subsidiaries" means each Subsidiary of the Borrower that is not a Non-Excluded Subsidiary.

                 "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

                 "Financing Transaction" means any forward sale of oil, gas or other minerals (other than sales of production payments and royalties) that is intended primarily as a borrowing of funds and any Swap Transaction that is intended primarily as a borrowing of funds.

                 "Funded Debt" means Debt of the Borrower.

                 "GAAP" means generally accepted accounting principles and policies consistent with those applied in the preparation of the financial statements referred to in Section 4.01(i).

                 "General Partner" means ECM II in its capacity as general partner of the Borrower or any successor general partner in such capacity.

                 "General Partner Undertaking" means the General Partner Undertaking dated as of May 26, 1998 executed by ECM II in the form of Exhibit B, as the same may be amended, supplemented or modified from time to time in accordance therewith.

                 "General Partner Undertaking Default" shall have the meaning set forth in the General Partner Undertaking.

                 "Geothermal" investment means any direct or indirect investment in any asset or technology that may be used in the production of electricity, hot water or steam using heat from the interior of the earth.

                 "GP Advance Facility" means a $100,000,000 committed revolving credit facility made available by ECM II to the Borrower through July 3, 2001, as set forth in the Loan Agreement dated as of May 26, 1998 between ECM II and the Borrower, and supported by the Parent pursuant to the Parent Performance Agreement.

                 "Guaranty" means an agreement issued to or for the benefit of a creditor obligating a Person to (i) guarantee (including any guaranty by way of a letter of credit creating a financial guaranty) or purchase or acquire obligations of another Person, (ii) maintain the net worth or other financial statement condition of another Person, or (iii) purchase property of another Person with the intent of creating a financial guaranty of such other Person's obligations.

                 "Hazardous Materials" means (i) any substance or material identified as a hazardous substance pursuant to CERCLA; (ii) any substance or material identified or regulated as a hazardous waste pursuant to RCRA; and
(iii) any other material or substance regulated under any Environmental Protection Law. "Hazardous Materials" shall include, without limitation, pollutants, contaminants, toxic substances, hazardous materials, radioactive materials, oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

                 "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits, provided that with respect to any offset arrangement between any Plans, the assets of the Plans attributable to such offset arrangement shall be aggregated in determining whether an Insufficiency exists for the Plan to which the offset applies.

                 "Intangible Interest Lien" means any Lien encumbering an Intangible Interest (other than a Permitted Lien of the type described in clauses (i), (ii), (iii), (v) and (vi) of the definition herein of "Permitted Lien" for so long as there is not a reasonable likelihood of a foreclosure of such Permitted Lien or the seizure of the Intangible Interest or any of the dividends or distributions from the Intangible Interest).

                 "Intangible Interests" means all capital stock, partnership interests and other equity ownership interests (including all capital stock, partnership interests and other equity ownership interests in Subsidiaries).

                 "Interest Period" means, with respect to each LIBOR Advance, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or (subject to Section 2.02(e)) nine or twelve months, in each case as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. on the third Business Day prior to the first day of such Interest Period, select; provided that:

                 (i) Interest Periods for Advances comprising part of the same Borrowing shall commence on the same date and be of the same duration;

                 (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                 (iii) no Interest Period may be selected if it would end after the Maturity Date;

                 (iv) subject to Section 2.02(e), the duration of any Interest Period may be less than one month if the Agent agrees; and

                 (v) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

                 "Interest Ratio Period" means (i) the period from January 1, 1998 through March 31, 1998, (ii) the period from January 1, 1998 through June 30, 1998, (iii) the period from January 1, 1998 through September 30, 1998, and
(iv) after September 30, 1998, each period of four consecutive fiscal quarters of the Borrower.

                 "Investor Limited Partner" shall have the meaning set forth in the Partnership Agreement.

                 "LIBO Rate" means, for any Interest Period for each LIBOR Advance, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Interest Settlement Rates) provided by Telerate Systems Incorporated (or, if such Page shall cease to be publicly available, as reported by Reuters or any other publicly available source of similar market data selected by the Agent) as the London Interbank Offered Rate for U.S. dollar deposits having a term comparable to such Interest Period.

                 "LIBOR Advance" means an Advance which bears interest as provided in Section 2.05(b).

                 "Lien" means any mortgage, pledge, security interest or lien or any other charge or claim encumbering property to secure or intended to secure an obligation (including any agreement to grant any Lien and the interest of a lessor under a capital lease), in each case whether or not filed, recorded or otherwise perfected under applicable law.

                 "Limited Partners" means CalPERS, the Enron Limited Partner and each other Limited Partner (as defined in the Partnership Agreement).

                 "Liquidation Event" shall have the meaning set forth in the Partnership Agreement.

                 "Loan Documents" means this Agreement, each Note, each Notice of Borrowing, the General Partner Undertaking, the Parent Performance Agreement, each amendment of any Loan Document and each other document or instrument executed and delivered in connection with this Agreement.

                 "Majority Banks" means at any time Banks holding at least 51% of the then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the Commitments; provided that, for purposes of the definition herein of "Unfunded Partners Capital" and for purposes of any modification of such definition, "Majority Banks" shall mean at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Commitments; provided further that in the case of consent by the Majority Banks to a new Limited Partner (as contemplated by the definition of Unfunded Partners Capital) that is an Eligible Assignee, such percentage shall remain at 51%.

                 "Majority Nuclear Entity" means any Person if the sum of (i) the aggregate value of the Nuclear Assets of such Person plus (ii) the aggregate value of such Person's direct and indirect interests in Nuclear Assets exceeds fifty percent of the aggregate value of all such Person's assets.

                 "Margin Increase Condition" exists on any day if on such day
(i) any senior unsecured long-term debt of the Parent is rated lower than BBB-by S&P or lower than Baa3 by Moody's, (ii) any senior unsecured long-term debt of the Parent is rated BBB- by S&P, unless such debt is also rated Baa2 or higher by Moody's, (iii) any senior unsecured long-term debt of the Parent is rated Baa3 by Moody's, unless such debt is also rated BBB or higher by S&P,
(iv) there is no senior unsecured long-term debt of the Parent rated by S&P or Moody's, or (v) if any senior unsecured long-term debt of CalPERS or any new Limited Partner consented to by the Majority Banks as contemplated by the definition herein of Unfunded Partners Capital is rated by S&P or Moody's, such debt (a) is rated lower than BBB- by S&P or lower than Baa3 by Moody's, (b) is rated BBB- by S&P, unless such debt is also rated Baa2 or higher by Moody's or
(c) is rated Baa3 by Moody's, unless such debt is also rated BBB or higher by S&P.

                 "Margin Stock Event" has the meaning specified in Section 5.01(a)(xi).

                 "Material Adverse Effect" means a material adverse effect on the Borrower's ability to meet its obligations to the Banks under the Loan Documents or a material adverse effect on the business, operations, assets or financial condition of the Borrower.

                 "Maturity Date" means June 30, 2001 or such earlier date as all of the outstanding Notes may become due pursuant to the terms hereof.

                 "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and more than one employer other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                 "New ELP" has the meaning specified in Section 8.15.

                 "New GP" has the meaning specified in Section 8.14.

                 "Non-Enron Limited Partner" means CalPERS and each other Limited Partner (other than the Enron Limited Partner).

                 "Non-Excluded Subsidiary" means any Subsidiary of the Borrower if (i) neither such Subsidiary nor any of its Subsidiaries has any Debt (other than Debt owed to and held by the Borrower or another Non-Excluded Subsidiary that is wholly-owned by the Borrower), has any Preferred Stock issued or outstanding (other than Preferred Stock owned by the Borrower or another Non-Excluded Subsidiary that is wholly-owned by the Borrower), has any asset subject to any Lien other than a Permitted Lien (except a Permitted Lien permitted only by clause (viii) of the definition of "Permitted Liens"), is a party to any Sale Leaseback Transaction, has any Securities Repurchase Obligation or has any Upstream Limitation, (ii) such Subsidiary is a direct Subsidiary of the Borrower or another Non-Excluded Subsidiary, and (iii) none of the Intangible Interests issued by such Subsidiary and held by the Borrower or any Non-Excluded Subsidiary is subject to any Intangible Interest Lien.

                 "Non-Recourse Persons" has the meaning specified in Section
8.12.

                 "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Advances owed to such Bank.

                 "Notice of Borrowing" has the meaning specified in Section
2.02.

                 "Nuclear Asset" means any "production facility" (as defined in the Atomic Energy Act of 1954, as amended, but excluding the last sentence of such definition), (ii) any "utilization facility" (as defined in the Atomic Energy Act of 1954, as amended), (iii) any facility, installation or other asset relating to the generation or production of power using nuclear fuel,
(iv) any nuclear fuel, or (v) any facility, installation or other asset relating to the generation or production of nuclear fuel or weapons or relating to the storing, dismantling, salvaging, decommissioning or decontamination of any Nuclear Asset.

                 "Oil Shale" investment means any direct or indirect investment in any asset or technology that may be used to extract or process oil from shale.

                 "Other Taxes" has the meaning specified in Section 2.13(c).

                 "Parent" means Enron Corp., an Oregon corporation, and any successor thereto that is permitted under Section 14 of the Parent Performance Agreement.

                 "Parent Credit Agreement" means at any time the revolving credit agreement of the Parent with the largest commitment then in effect (or, if more than one such revolving credit agreement with the largest commitment is then in effect, that one of such revolving credit agreements with the largest commitment that is dated the earliest, without giving effect to any amendment or amendment and restatement thereof) or if no such revolving credit agreement is then in effect, the revolving credit agreement of the Parent most recently in effect. As of the date hereof, the Second Amended and Restated Revolving Credit Agreement dated as of December 3, 1996 among the Parent, The Chase Manhattan Bank and the other parties thereto constitutes the Parent Credit Agreement.

                 "Parent Credit Agreement Default " means any default by or relating to the Parent or any of its Subsidiaries under the Parent Credit Agreement that entitles any lender or the agent thereunder to accelerate debt outstanding thereunder or terminate any commitment thereunder, unless such default has been consented to or waived by the lenders under the Parent Credit Agreement in writing.

                 "Parent Performance Agreement" means the Parent Performance Agreement dated as of May 26, 1998 executed by the Parent in the form of Exhibit C, as the same may be amended, supplemented or modified from time to time in accordance therewith.

                 "Parent Performance Agreement Default" shall have the meaning set forth in the Parent Performance Agreement.

                 "Partners" means the General Partner and all Limited Partners.

                 "Partnership Agreement" means the Partnership Agreement of the Borrower dated as of December 30, 1997 entered into by the General Partner, the Enron Limited Partner and CalPERS, as amended, as in effect on the date hereof, and as further amended, waived or otherwise modified from time to time if such amendment, waiver or other modification does not constitute an Event of Default pursuant to Section 6.01(n).

                 "Payment Office" means the office of the Agent located at 1 Chase Manhattan Plaza, New York, New York 10081 or such other office as the Agent may designate by written notice to the other parties hereto.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

                 "Permitted Liens" means

                 (i) Liens on the assets of any Person for taxes or other governmental charges or levies if the same are not delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person;

                 (ii) Liens that are imposed by law on the assets of any Person and that arise in the ordinary course of business of such Person to secure services rendered to or property acquired or owned by such Person, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens;

                 (iii) Liens required by law on the assets of any Person and arising in the ordinary course of business of such Person out of pledges or deposits to secure obligations of such Person under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation;

                 (iv) Liens on the assets of any Person arising in the ordinary course of business of such Person securing the performance by such Person of bids, tenders, contracts (other than for the repayment of Debt), leases (other than capital leases), statutory obligations and surety bonds, or securing progress or partial payments made to such Person;

                 (v) Non-consensual Liens on the assets of any Person being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person, provided that the aggregate amount of obligations secured by Liens permitted by this paragraph (v) on assets of the Borrower and Non-Excluded Subsidiaries (excluding judgment Liens) shall not at any time exceed $20,000,000;

                 (vi) Judgment Liens so long as no Event of Default exists pursuant to Section 6.01(f);

                 (vii) Liens created (or deemed to be created) by (A) the sale of production payments, royalties or other interests in minerals (including any forward sale that is not a Financing Transaction), (B) any Swap Transaction that is not a Financing Transaction, (C) any Receivables Purchase Facility, or (D) any capital lease of the Borrower;

                 (viii) Liens encumbering margin stock (as defined in Regulation U);

                 (ix) Easements, rights-of-way and similar charges not interfering with the ordinary conduct of the business of the Borrower; and

                 (x) Other Liens securing obligations not exceeding $20,000,000 in the aggregate at any time.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

                 "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                 "Preferred Stock" means (i) as applied to any partnership, partnership interests in such partnership which shall be entitled to preference or priority over any other partnership interest in such partnership in respect of any distribution of cash, property or other assets (other than following the occurrence of a Liquidation Event), (ii) as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, and (iii) as applied to any other entity, interests in such entity which shall be entitled to preference or priority over any other interests in such entity in respect of any distribution of cash, property or other assets.

                 "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

                 "Primary Capital and Asset Coverage Ratio" means the ratio of
(i) Conforming Assets located in any of the countries listed on Schedule IV or approved in writing by the Majority Banks (the "Primary Countries") plus Unfunded Partners Capital to (ii) Funded Debt. An asset that is capital stock, any partnership interest, any other ownership interest or any other security of, or is a payment obligation of, any Person shall be deemed located in the Primary Countries only if the majority of the tangible assets and (if intangible assets constitute a material portion of the total assets of such Person) the majority of the intangible assets of such Person are located in the Primary Countries. In addition, an asset shall be deemed to be located in the Primary Countries if (a) the investment in such asset is guaranteed or otherwise supported by a Person that has the majority of its tangible assets and (if intangible assets constitute a material portion of the total assets of such Person) the majority of its intangible assets located in the Primary Countries, and (b) such Person and the terms of such guarantee or other support are approved in writing by the Majority Banks.

                 "Prime Commercial Lending Rate" shall mean that rate of interest from time to time announced by the Agent (or, if no commercial bank is the Agent, The Chase Manhattan Bank) at its principal office in the United States as its prime commercial lending rate (or comparable rate, if such Bank does not so designate a "prime commercial lending rate"), the Prime Commercial Lending Rate to change when and as such prime commercial lending rate (or such comparable rate, if such Bank does not so designate a "prime commercial lending rate") changes. The Prime Commercial Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Commercial Lending Rate. For purposes hereof, the principal office of the Agent, as of the date hereof, is its office located at 1 Chase Manhattan Plaza, New York, New York 10081.

                 "Principal Subsidiary" shall have the meaning (i) set forth in the Parent Credit Agreement, or (ii) if such term is not defined in the Parent Credit Agreement, set forth in the most recent Parent Credit Agreement that had a definition of "Principal Subsidiary".

                 "Qualified Investments" shall have the meaning set forth in the Partnership Agreement.

                 "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended from time to time, set forth at 42 U.S.C. Sections 6901 et seq. (1988), state and local analogs and all rules and regulations promulgated under the foregoing, in each case as now or hereafter in effect.

                 "Receivables Purchase Facility" means any agreement of a Person providing for the transfer of accounts or other receivables purporting to be a sale by such Person.

                 "Recomputation Event" occurs immediately upon the continuance of any Suspension Event for 105 days (or 285 days in the case of a Suspension Event under Section 10.03 of the Partnership Agreement that cannot result, at any time prior to 12 months after such Suspension Event occurs, in a removal of the general partner of the Borrower, termination of the Borrower or the occurrence of a Suspension Termination Event (as defined in the Partnership Agreement)).

                 "Reg U Limited Assets" means assets that are subject to any arrangement (as contemplated by Regulation U) with any Bank, the Agent or the Documentation Agent that restricts the right or ability of the Borrower or (to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances) its Subsidiaries to sell, pledge or otherwise dispose of (within the meaning of Regulation U) such assets.

                 "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all rulings and interpretations thereunder or thereof.

                 "Regulation X" means Regulation X of the Federal Reserve Board, as the same is from time to time in effect, and all rulings and interpretations thereunder or thereof.

                 "Restricted Preferred Stock" means any Preferred Stock that is subject to required repayment (other than payment of dividends and distributions), redemption, repurchase, retirement, exchange for Debt or Restricted Preferred Stock or conversion into Debt or Restricted Preferred Stock prior to June 30, 2002, at the option of the holder or any other Person or at a fixed or determinable date or dates prior to June 30, 2002 (other than pursuant to the exercise of an option to redeem by the issuer, if the failure to exercise such option could not reasonably be expected to have a Material Adverse Effect), whether by operation of a sinking fund or otherwise, or otherwise upon the occurrence of a condition not within the control of the issuer.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof, and any successor thereto that is a nationally-recognized rating agency.

                 "SARA" means the Superfund Amendments and Reauthorization Act of 1986.

                 "Sale Leaseback Transaction" means any arrangement entered into by any Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property that such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                 "Section 3.03(e) or 4.02(f) Condition" exists if any divestiture contemplated by Section 3.03(e)(i) of the Partnership Agreement is required or if any law or regulation referred to in Section 4.02(f) of the Partnership Agreement is enacted or adopted or any court decision referred to in such Section 4.02(f) is rendered.

                 "Securities Repurchase Obligations" means obligations to purchase securities which arise out of or in connection with the sale of the same, or substantially the same, securities.

                 "Senior Debt" means Funded Debt minus Subordinated Debt.

                 "Solar" investment means any direct or indirect investment in any asset or technology (including active, passive and photovoltaic technologies) that may be used to produce electricity, hot water or steam using radiant energy of the sun.

                 "Special Distribution" shall have the meaning set forth in the Partnership Agreement.

                 "Subordinated Debt" means Funded Debt that (i) is on terms (including subordination provisions and limits on voluntary prepayments) acceptable to Majority Banks, (ii) is subordinated to the Advances and all other Debt under this Agreement and (iii) does not have a maturity, a scheduled repayment or a mandatory repayment (other than accrued interest) prior to June 30, 2002.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, trust, company or other entity (i) the majority of the Intangible Interests of which is owned, directly or indirectly, by such Person and (ii) which is controlled by such Person; provided that, except for purposes of the definitions of "Excluded Subsidiary", "Non-Excluded Subsidiary" and "Reg U Limited Assets" and Sections 4.01(n), 4.01(o), 4.01(s), 5.01(a)(xi), 5.01(a)(xii), 5.02(i), 5.02(k), 5.02(q), 5.02(r), 6.01(c)(iii), 7.03, 8.04(c)
and 8.09, only the Persons listed or referred to on Schedule III shall be Subsidiaries of the Borrower. For purposes of this definition, a corporation, partnership, joint venture, trust, company or other entity is "controlled by" another Person if such other Person possesses, directly or indirectly, the power to vote 50% or more of the securities having ordinary voting power for the election of directors (or Persons performing similar functions) of such corporation, partnership, joint venture, trust, company or other entity or to direct or cause the direction of the day-to-day management and policies of such corporation, partnership, joint venture, trust, company or other entity, whether through voting rights, by contract or otherwise.

                 "Substitute Corporate Partner" has the meaning specified in
Section 8.14.

                 "Substitute ELM Corporate Partner" has the meaning specified in Section 8.15.

                 "Suspension Event" shall occur if either a "Suspension Event" or a "Trigger Event" as defined in the Partnership Agreement occurs (but such "Suspension Event" under the Partnership Agreement shall cease to be a Suspension Event hereunder if the period for declaring it effective under
Section 10.03(b) of the Partnership Agreement has expired without such "Suspension Event" being declared effective or, if having been declared effective, the suspension period and any extension thereof contemplated by such
Section 10.03(b) have terminated without the removal of the General Partner, termination of the Borrower or a Suspension Termination Event (as defined in the Partnership Agreement) having occurred) or any other event or occurrence that results in the tolling or termination of the Commitment Period or results in any Partner not being required to make further Capital Contributions to the Borrower (other than as a result of (i) each Partner having contributed its full capital commitment as set forth on Exhibit A to the Partnership Agreement (plus any increase thereto pursuant to Section 3.04(a) of the Borrower Partnership Agreement), or (ii) the termination of such Commitment Period on December 30, 2000, as such date may be extended, as contemplated by the Partnership Agreement).

                 "Swap Transaction" means any interest rate, currency or commodity swap, collar or cap or other similar derivatives-related transaction.

                 "Taxes" has the meaning specified in Section 2.13(a).

                 "Termination Date" means June 30, 2001 or the earlier date of termination in whole of the Commitments pursuant to Section 2.15, 6.01 or 6.02.

                 "Termination Event" means (i) the occurrence with respect to any Plan or Multiemployer Plan of a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or
(iii) the distribution of a notice of intent to terminate a Plan pursuant to
Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 "Total Capital and Asset Coverage Ratio" means the ratio of
(i) Conforming Assets plus Unfunded Partners Capital to (ii) Funded Debt.

                 "Type" shall have the meaning set forth in the definition herein of "Advance."

                 "Unfunded Partners Capital" means, at any time, the aggregate amount of the legally enforceable commitments under the Partnership Agreement of CalPERS, ECM II, the Enron Limited Partner and any other Limited Partner consented to by the Majority Banks to contribute capital to the Borrower that has not, at or prior to such time, been already contributed to the Borrower, provided that Unfunded Partners Capital shall be zero at all times during which a Parent Performance Agreement Default exists or any Parent Credit Agreement Default exists. Notwithstanding the provisions of this definition to the contrary, Unfunded Partners Capital (i) shall be reduced by any amount of Unfunded Partners Capital committed in writing by any of the Partners to secure or support Debt (other than Debt of the Borrower), (ii) shall be reduced by the amount of such commitment of CalPERS to contribute capital if CalPERS has failed to make any Capital Contribution required to be made by it under the Partnership Agreement, (iii) unless consented to by the Majority Banks, shall not include at any time (a) the portion of such commitment of CalPERS in excess of $500,000,000 less the amount of capital already contributed to the Borrower at or prior to such time by CalPERS, and (b) the portion of such commitment of ECM II and the Enron Limited Partner in the aggregate in excess of $500,000,000 less the amount of capital already contributed to the Borrower at or prior to such time by ECM II and the Enron Limited Partner in the aggregate, (iv) in the event a Section 3.03(e) or 4.02(f) Condition exists, shall be reduced by the amount by which such commitments will decrease as a result of such Section 3.03(e) or 4.02(f) Condition, (v) in the event the circumstances described in
Section 8.04 of the Partnership Agreement occur with respect to a Limited Partner and a disposition under Section 3.03(a)(i)(A) of the

Partnership Agreement is proposed, shall not include such commitment of such Limited Partner to the extent proposed to be so disposed, and (vi) if a Recomputation Event has occurred, (a) shall be reduced by the amount of such commitment of each Non-Enron Limited Partner to contribute capital and (b) if such Recomputation Event results from any circumstance referred to in clause
(i), (iii), (iv) or (vi) of Section 10.03(a) of the Partnership Agreement, shall be reduced by the amount of such commitments of ECM II and the Enron Limited Partner to contribute capital.

                 "Upstream Limitation" means, as to any Person, any contractual restriction on the ability of such Person or any Subsidiary of such Person to pay dividends or make any other distributions on its respective capital stock, partnership interests or other equity interests.

                 "Waste-to-Energy" investment means any direct or indirect investment in any asset or technology that may be used to convert the chemical energy stored in organic material (including wood, agricultural products, agricultural residues, manure and municipal waste) into electricity, heat, liquid fuel or gas.

                 "Wind" investment means any direct or indirect investment in any asset or technology that may be used in the production of electricity from wind.

                 "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Unless otherwise indicated, all references to a particular time are references to New York City time.

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance with financial covenants shall be based on, GAAP.

                 SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,". References herein to "assets" or "property" means any asset of any kind, whether real, personal or mixed.

                 SECTION 1.05. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the date when any change in such rating is deemed to be in effect. In the event any of the rating categories used by Moody's or S&P is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. Long-term debt supported by a letter of credit, guaranty, insurance, collateral or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE ADVANCES

                 SECTION 2.01. The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Advances to the Borrower (if such Advances are requested by the Borrower in one or more Notices of Borrowing pursuant to Section 2.02(a)) from time to time on any Business Day during the period from May 26, 1998 until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on the signature pages hereof (as such pages are deemed modified pursuant to this Article II or Section 8.06) as such amount is reduced from time to time pursuant to Section 2.15 (such amount, as so reduced, being such Bank's "Commitment"). Each Borrowing shall be in an aggregate amount not less than (x) in the case of a Borrowing comprised of LIBOR Advances, $10,000,000 and (y) in the case of a Borrowing comprised of Base Rate Advances, $5,000,000, and shall consist of Advances of the same Type having (in the case of a Borrowing comprised of LIBOR Advances) the same Interest Period, made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

                 SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (x) in the case of a proposed Borrowing comprised of LIBOR Advances, at least three Business Days prior to the date of the proposed Borrowing, and (y) in the case of a proposed Borrowing comprised of Base Rate Advances, on the day of the proposed Borrowing, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit D hereto, specifying therein (a) whether any portion of the proposed Borrowing constitutes purpose credit under Regulation U, and (b) the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Advances, initial Interest Period for each such Advance, provided that the Borrower may not specify LIBOR Advances for any Borrowing if, after giving effect to such Borrowing, LIBOR Advances having more than five different Interest Periods shall be outstanding. Each Bank shall, before 11:00 A.M. (2:00 P.M. in the case of a Borrowing comprised of Base Rate Advances) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its Payment Office, in same day funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. More than one Borrowing may be made on the same day in accordance with the terms hereof. In the case of a Borrowing that is requested in the relevant Notice of Borrowing to be comprised of LIBOR Advances, if the Borrower shall fail to select in such Notice of Borrowing the duration of the initial Interest Period for such LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith notify the Borrower and the Banks thereof and such Notice of Borrowing will be treated as a Notice of Borrowing requesting a Borrowing comprised of Base Rate Advances.

                 (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Bank against any loss (excluding loss of anticipated profits), cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                 (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. Nothing in this Section 2.02(c) shall be deemed to relieve any Bank from its obligations hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                 (d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

                 (e) The Borrower shall notify the Agent and the Banks at least six Business Days in advance of any Borrowing of or Conversion to LIBOR Advances with an Interest Period of nine or twelve months or an Interest Period selected pursuant to clause (iv) of the definition herein of "Interest Period". The Borrower will be entitled to select the nine or twelve month Interest Period or an Interest Period pursuant to such clause (iv), as the case may be, only if each Bank notifies the Agent (before 10:00 A.M. on the fourth Business Day preceding the date of the proposed Borrowing or Conversion) that such Bank approves such nine or twelve month Interest Period or such Interest Period pursuant to clause (iv). Any such notice of approval shall apply only to the specific Interest Period referred to therein.


                 SECTION 2.03.    Fees.

                 (a) Commitment Fee. The Borrower agrees to pay to each Bank a commitment fee on the average daily unused amount of such Bank's Commitment from May 26, 1998 until the date such Bank's Commitment is terminated at the Applicable Commitment Fee Rate, payable in arrears on the last day of each March, June, September and December, commencing June 30, 1998, and on the date such Bank's Commitment is terminated.

                 (b) Other Fees. The Borrower shall pay to the Agent and the Co-Arrangers such other fees as may be separately agreed to in writing.

                 SECTION 2.04. Repayment. All outstanding principal of the Advances shall be due and payable on the Maturity Date. At the time of each payment, the Borrower will give the Agent notice of the specific Borrowing or Borrowings to which such payment shall be applied, and in the absence of such notice the Agent may specify the Borrowing or Borrowings to which such payment shall apply.

                 SECTION 2.05. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (i) the Base Rate in effect from time to time plus (ii) the Base Rate Margin in effect from time to time, payable quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full; provided that any amount of principal, interest or fees hereunder (other than principal of LIBOR Advances bearing interest pursuant to the proviso to Section 2.05(b)) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the sum of (i) the Base Rate in effect from time to time plus (ii) the Base Rate Margin in effect from time to time.

                 (b) LIBOR Advances. During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the LIBO Rate for such Interest Period for such Advance plus (ii) the Applicable LIBOR Margin per annum in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, quarterly on each day which occurs during such Interest Period at intervals of three months after the first day of such Interest Period; provided that any amount of principal of any LIBOR Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

                 SECTION 2.06. Additional Interest on LIBOR Advances. If any Bank is required under regulations of the Federal Reserve Board (or any other governmental regulatory authority or central bank having similar powers with respect to such Bank) to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and such Bank shall determine (absent manifest error) that as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be prima facie evidence of such amount.

                 SECTION 2.07.    Automatic Conversions.

                 (a) If the Borrower shall fail to select the duration of any Interest Period in order to continue any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 (b) If the aggregate unpaid principal amount of Advances comprising any Borrowing of LIBOR Advances shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert, on the last day of the then existing Interest Period for such Advances, into Base Rate Advances, unless the Borrower has elected to continue such Advances as LIBOR Advances by selecting a new Interest Period therefor in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 commencing on such day and the sum of the outstanding principal amount of such Advances plus the outstanding principal amount of each other Borrowing that is being Converted into, or continued as, LIBOR Advances on such day with the same Interest Period as such Advances is at least $10,000,000.

                 SECTION 2.08. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into LIBOR Advances, on the third Business Day prior to the date of the proposed Conversion, and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion and subject to the limitation in Section 2.02(a) as to the number of permitted Interest Periods, and subject to the provisions of Section 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided that (i) if any Conversion of any LIBOR Advances occurs on a day other than the last day of an Interest Period for such LIBOR Advances the Borrower shall compensate the Banks pursuant to Section 8.04(b), and (ii) Advances comprising a Borrowing may not be Converted into LIBOR Advances if the sum of outstanding principal amount of such Advances plus the outstanding principal amount of each other Borrowing that is being Converted into, or continued as, LIBOR Advances on the same day with the same Interest Period as such Advances is less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and the Type into which they are to be Converted, and (iii) if such Conversion is into LIBOR Advances, the duration of the Interest Period for each such Advance.

                 SECTION 2.09. Prepayments. The Borrower may (x) in respect of LIBOR Advances, upon at least three Business Days' notice, and, (y) in respect of Base Rate Advances, upon notice by 11:00 A.M. on the day of the proposed prepayment, to the Agent stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and in the case of LIBOR Advances, the specific Borrowing or Borrowings pursuant to which made, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided that each partial voluntary prepayment shall be in an aggregate principal amount not less than $5,000,000, and provided further that if the Borrower prepays any LIBOR Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Banks pursuant to Section 8.04(b).

                 SECTION 2.10.    Increased Costs; Capital Adequacy, Etc.

                 (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof after the date hereof or (ii) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Advances (other than increased costs described in Section 2.06 or in clause (b) below), then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be prima facie evidence of such amount. No Bank shall be permitted to recover increased costs incurred or accrued more than 90 days prior to notice to the Borrower thereof.

                 (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of such
Bank) has the effect of increasing the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank as a result of such Bank's Commitment hereunder, then upon demand by such Bank (with a copy to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank or such Person for the increased cost to such Bank or such Person as a result of such increase in capital to the extent that such Bank reasonably determines such increase in capital to be allocable to such Bank's Commitment. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank and certifying that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities shall be prima facie evidence of such amounts, although the failure to give any such demand shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(b). No Bank shall be permitted to recover additional amounts pursuant to this Section 2.10(b) accrued more than 90 days prior to notice to the Borrower thereof.

                 (c) Each Bank shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue or to eliminate any unlawful circumstance referred to in Section 2.11; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

                 SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Bank to the Borrower through the Agent, (i) the obligation of the Banks to make LIBOR Advances and to Convert Advances into LIBOR Advances shall terminate and
(ii) the Borrower shall forthwith Convert all LIBOR Advances of all Banks then outstanding into Advances of another Type in accordance with Section 2.08.

                 SECTION 2.12.    Payments and Computations.

                 (a) The Borrower shall make each payment under this Agreement and each Note not later than 11:00 A.M. on the day when due in lawful currency of the United States to the Agent at its Payment Office in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.06) to the Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by Section 2.13(b))for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause
(ii) of the definition thereof) and of commitment fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (ii) of the definition thereof, the Base Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.06, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                 SECTION 2.13.    Taxes.

                 (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, (1) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof, (2) income taxes imposed by the United States of America and (3) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to such Bank or the Agent (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Borrower and the Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank (without the payment by the Borrower of increased amounts to such Bank pursuant to clause
(a) above) other than a Bank (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the Prescribed Forms on file with the Borrower and the Agent for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Agent may reasonably request for assisting such Bank or the Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

                 (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (d) The Borrower, to the fullest extent permitted by law, will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of such Bank or Agent, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. No Bank nor the Agent shall be indemnified for Taxes incurred or accrued more than 90 days prior to the date that such Bank or the Agent notifies the Borrower thereof.

                 (e) Within 30 days after the date of any payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Agent would not be entitled but for the payment by the Borrower of Taxes as required by this Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Agent in its sole discretion), such Bank or the Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Agent, as the case may be, and determined by such Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

                 (f) Each Bank shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

                SECTION 2.14. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on the Advances owed to it (other than pursuant to Section 2.06, 2.18 or 8.06) in excess of its ratable share of payments on account of principal of or interest on the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances owed to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of its ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                SECTION 2.15. Ratable Reduction or Termination of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks (with the signature pages hereto deemed amended to reflect same), provided that each partial reduction shall be in the aggregate amount of at least $5,000,000. Each reduction or termination of the Commitments shall be permanent.

                SECTION 2.16. Increase of Commitment. Prior to December 30, 2000, the Borrower shall have the right, with the consent of the Agent and the Documentation Agent (which consent will not be unreasonably withheld), to effectuate from time to time an increase in the total Commitments under this Agreement by adding to this Agreement one or more Eligible Additional Lenders (who shall, upon completion of the requirements stated in this Section 2.16, constitute Banks hereunder), or by allowing one or more Banks to increase their Commitments hereunder, provided that (a) no increase in Commitments pursuant to this Section 2.16 shall result in the total Commitments exceeding an amount equal to $1,000,000,000 minus the aggregate amount of all reductions and terminations of Commitments pursuant hereto and (b) no Bank's Commitment shall be increased without the consent of such Bank. The Borrower shall give the Agent ten Business Days' notice of the Borrower's intention to increase the total Commitments pursuant to this Section 2.16. Such notice shall specify each Eligible Additional Lender, if any, that the Borrower is proposing to add to this Agreement pursuant to this Section 2.16, the Banks whose Commitments will be increased, the changes in amounts of Commitments that will result, the date on which such addition or change is to occur (which shall be a Business
Day) and such other information as is reasonably requested by the Agent. Each such Eligible Additional Lender, and each Bank agreeing to increase its Commitment, shall execute and deliver to the Agent a document satisfactory to the Agent pursuant to which it becomes a party hereto or increases its Commitment, as the case may be, which document, in the case of each such Eligible Additional Lender, shall (among other matters) specify the Domestic Lending Office and Eurodollar Lending Office of such Eligible Additional Lender. In addition, the Borrower shall execute and deliver a Note in the principal amount of the Commitment of each such Eligible Additional Lender, or a replacement Note in the principal amount of the increased Commitment of each Bank agreeing to increase its Commitment, as the case may be. Such Notes, together with a Federal Reserve Form U-1 (or Form G-3, if such Eligible Additional Lender is a nonbank lender) for each such Eligible Additional Lender (if a Federal Reserve Form U-1 or Form G-3 has previously been required to be delivered pursuant to Section 3.02(a) or if any Advance is secured directly or indirectly by margin stock) duly executed by the Borrower and other documents of the nature referred to in Section 3.01 duly executed by the Borrower, shall be furnished to the Agent in form and substance as may be reasonably required by it. Following execution and delivery of such documents on or prior to the date specified in such notice, each such Eligible Additional Lender shall become a party hereto as a "Bank" with a Commitment as specified therein, or the Commitment of each such Bank that has agreed to increase its Commitment shall increase as specified therein, as the case may be, effective on such date (with the signature pages hereof being deemed amended to reflect same). If the Borrower has requested any Borrowing to be made on such date, it will cause each such Eligible Additional Lender or each such Bank, as the case may be, to be notified of each such Borrowing as contemplated herein so that each such Eligible Additional Lender or each such Bank, as the case may be, will be required to make its Advance in accordance with the terms hereof for each Borrowing to be made on such date. Furthermore, if any Advance will be outstanding on such date, all aspects of the addition of an Eligible Additional Lender pursuant to this Section 2.16 or increase of a Bank's Commitment pursuant to this Section 2.16 shall be on terms acceptable to the Agent (including, if required by the Agent, terms that will cause such Eligible Additional Lender or such Bank, as the case may be, to be included ratably in each then outstanding Borrowing).

                SECTION 2.17. Termination of Commitment. In the event that any Bank shall claim payment of any additional interest pursuant to
Section 2.06, any increased costs pursuant to Section 2.10 or any additional or indemnity amounts pursuant to Section 2.13 or shall make any demand under
Section 2.11, the Borrower shall have the right, without the consent of any Bank or the Agent, to terminate in whole the Commitment of such Bank within 90 days after such claim or demand, provided that on the effective date of any such termination (a) no Event of Default, Event of Termination, Suspension Event or event which would constitute an Event of Default or Event of Termination or Suspension Event but for the requirement that notice be given or time elapse or both shall have occurred and be continuing or would result from such termination and (b) the Borrower shall pay to such Bank all amounts owed by the Borrower to such Bank under the Loan Documents (including the principal of and interest on all Advances owed to such Bank and accrued commitment fees owed to such Bank). The Borrower shall give such Bank and the Agent three Business Days notice of the Borrower's intention to terminate any Commitment pursuant to this Section 2.17. Upon the effectiveness of such termination, such Bank shall no longer constitute a "Bank" hereunder (with the signature pages hereof being deemed amended to reflect same), except that the rights under Sections 2.06, 2.10, 2.13 and 8.04 of such Bank shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a "Bank" hereunder.

                SECTION 2.18. Replacement of Bank. In the event that any Bank shall claim payment of any additional interest pursuant to Section 2.06, any increased costs pursuant to Section 2.10 or any additional or indemnity amounts pursuant to Section 2.13 or shall make any demand under
Section 2.11, the Borrower shall have the right, if no Event of Default, Suspension Event, Event of Termination or event which would constitute an Event of Default, Suspension Event or Event of Termination but for the requirement that notice be given or time elapse or both shall have occurred and be continuing or would result therefrom, to replace such Bank with an Eligible Additional Lender within 90 days after such claim or demand; provided that such Eligible Additional Lender (i) shall unconditionally offer in writing (with a copy to the Agent) to purchase all of such Bank's rights hereunder and interest in the Advances owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest and fees accrued thereon to the date of such purchase on a date therein specified (which shall be a Business Day), and (ii) shall execute and deliver to the Agent an Assignment pursuant to which such Eligible Additional Lender becomes a party hereto with a Commitment equal to that of the Bank being replaced (plus, if such Eligible Additional Lender is already a Bank, the amount of its Commitment immediately prior to such replacement), which Assignment, if such Eligible Additional Lender is not already a Bank, shall (among other matters) specify the Domestic Lending Office and Eurodollar Lending Office of such Eligible Additional Lender; provided further that no Bank shall be required, without its consent, to increase its Commitment or to replace any other Bank. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.18, acceptance of such offer to purchase by the Bank to be replaced, execution of such Assignment by such Bank, payment to such Bank of the purchase price in immediately available funds, and the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Section 8.04 and all other amounts owed by the Borrower to such Bank (other than the principal of and interest on the Advances of such Bank purchased by the such Eligible Additional Lender), such Eligible Additional Lender shall become a party hereto as a "Bank" with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder (with the signature pages hereof being deemed amended to reflect same), except that the rights under Sections 2.06, 2.10,
2.13 and 8.04 of such Bank being so replaced shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a "Bank" hereunder. If, however, (x) a Bank accepts such an offer and such Eligible Additional Lender fails to purchase such rights and interest on such specified date in accordance with the terms of such offer or the Borrower fails to make the payment contemplated by the preceding sentence, the Borrower shall continue to be obligated to pay the additional interest pursuant to Section 2.06, the increased costs to such Bank pursuant to Section 2.10 or the additional or indemnity amounts pursuant to Section 2.13, as the case may be, or (y) the Bank proposed to be replaced fails to accept such purchase offer, the Borrower shall not be obligated to pay to such Bank such additional interest, increased costs or additional or indemnity amounts, as the case may be, incurred or accrued from and after the date of such purchase offer.


                                  ARTICLE III

                             CONDITIONS TO ADVANCES

                SECTION 3.01. Initial Conditions Precedent. The obligation of each Bank to make its initial Advance pursuant to the terms and conditions of this Agreement is subject to the conditions precedent that (i) the commitments to lend under the Credit Agreement dated as of December 31, 1997 among the Borrower, The Chase Manhattan Bank, as administrative agent, Barclays Bank PLC, as documentation agent, and various banks providing a $500,000,000 revolving credit facility shall have been terminated and all principal, interest and other amounts owed in connection therewith shall have been, or shall be simultaneously with the initial Advance, paid in full (each Bank that is a "Bank" under such Credit Agreement hereby waives the requirement of notice of termination set forth in section 2.15 of such Credit Agreement and the requirement of notice of prepayment set forth in Section 2.09 of such Credit Agreement and agrees, upon such termination and such payment in full, that the "General Partner Undertaking" dated December 31, 1997 and "Parent

Performance Agreement" dated December 31, 1997, referred to in such Credit Agreement, shall terminate (subject to continuation or reinstatement as provided therein) and that such Bank will return to the Borrower such Bank's promissory note under such Credit Agreement with reasonable promptness marked "cancelled") and (ii) the Agent shall have received the following, each dated on or before May 26, 1998 in form and substance satisfactory to the Agent:

                (a) The Notes to the order of the respective Banks, duly executed by the Borrower.

                (b)      The General Partner Undertaking, duly executed by ECM
II.

                (c)      The Parent Performance Agreement, duly executed by the
Parent.

                (d) Certified copies of the resolutions of the Board of Directors of Enron Capital II authorizing the General Partner Undertaking and authorizing Enron Capital II, as general partner of ECM II, to enter into this Agreement, each Note and each Notice of Borrowing on behalf of ECM II as general partner of the Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to Enron Capital II and certified copies of the certificate of incorporation and bylaws of Enron Capital II.

                (e) A certificate of the Secretary or an Assistant Secretary of Enron Capital II certifying the names and true signatures of the officers of Enron Capital II authorized to sign the General Partner Undertaking and to sign, on behalf of ECM II as general partner of the Borrower, each Loan Document to which the Borrower is a party and the other documents to be delivered by it hereunder.

                (f) Certified copies of all documents evidencing necessary corporate action and governmental approvals, if any, with respect to the Parent Performance Agreement and certified copies of the restated certificate of incorporation and bylaws of the Parent.

                (g) A certificate of the Secretary or an Assistant Secretary of the Parent certifying the names and true signatures of the officer of the Parent authorized to sign the Parent Performance Agreement.

                (h) A favorable opinion of James V. Derrick, Jr., Esq., Senior Vice President and General Counsel of the Parent, to be delivered at the express instruction of the Parent to, and for the benefit of, the Banks, the Documentation Agent and the Agent, substantially in the form of Exhibit E hereto and as to such other matters as any Bank through the Agent may reasonably request.

                (i) A favorable opinion of Julia Heintz Murray, Esq., Vice President and General Counsel-Finance of Enron Capital II, to be delivered at the express instruction of Enron Capital II to, and for the benefit of, the Banks, the Documentation Agent and the Agent, substantially in the form of Exhibit F hereto and as to such other matters as any Bank through the Agent may reasonably request.

                (j) A favorable opinion of Vinson & Elkins L.L.P., counsel for the Borrower, ECM II, Enron Capital II, the Enron Limited Partner and the Parent, to be delivered at the express instruction of the Borrower, ECM II, Enron Capital II, the Enron Limited Partner and the Parent to, and for the benefit of, the Banks, the Documentation Agent and the Agent, substantially in the form of Exhibit G hereto and as to such other matters as any Bank through the Agent may reasonably request.

                (k) A favorable opinion of Bracewell & Patterson, L.L.P., counsel for the Agent, to be delivered at the express instruction of the Agent to, and for the benefit of, the Banks, the Documentation Agent and the Agent, substantially in the form of Exhibit H hereto.

                (l) Copies of the ECM II Agreement and the Partnership Agreement, as in effect on the date hereof, certified as being true and correct copies by the Secretary or an Assistant Secretary of Enron Capital II.

                (m) A certificate of an authorized financial officer of Enron Capital II in the form of Exhibit J hereto.

                (n) Certificates of appropriate state officials as to the existence and good standing of the Borrower, Enron Capital II, the Enron Limited Partner and ECM II.

                (o) A copy of the Enron Limited Partner Agreement certified as being a true and correct copy by the Secretary or an Assistant Secretary of Enron Capital IV.

                SECTION 3.02. Additional Conditions Precedent to Each Advance. The obligation of each Bank to make any Advance shall be subject to the additional conditions precedent that on the date of such Advance

                (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

                          (i)        The representations and warranties
contained in Section 4.01 of this Agreement, the representations and warranties contained in the Parent Performance Agreement and the representations and warranties contained in the General Partner Undertaking are correct on and as of the date of such Advance, before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date, and

                          (ii)       No event has occurred and is continuing,
or would result from such Advance or the Borrowing of which such Advance is a part or from the application of the proceeds therefrom, which constitutes an Event of Termination, Suspension Event or an Event of Default or would constitute an

Event of Default, Suspension Event or Event of Termination but for the requirement that notice be given or time elapse or both, and

                          (iii)      Neither the Borrower nor ECM II nor Enron
Capital II nor the Enron Limited Partner has received (1) from any Partner a notice of a termination of the Commitment Period or (2) from CalPERS a notice of a required Disposition (as defined in the Partnership Agreement) pursuant to
Section 3.03(e) of the Partnership Agreement, and

                          (iv)       No Additional Condition shall exist, and

                          (v)        The Agent shall have received a Federal
Reserve Form U-1 for each Bank (or Form G-3 for any Bank that is a nonbank lender), duly executed by the Borrower, to the extent required by Regulation U in the reasonable judgment of any Bank on advice of its counsel, if such Bank has notified the Borrower and the Agent requesting a Form U-1 (or Form G-3), and

                          (vi)       If such Advance or any other Advance is
secured directly or indirectly by margin stock (as defined in Regulation U), the Agent shall have received a Federal Reserve Form U-1 for each Bank (or Form G-3 for any Bank that is a nonbank lender), duly executed by the Borrower, and a current list of the relevant assets of the Borrower (which must be adequate to support in accordance with Regulation U all credit extended under this Agreement) as contemplated by 12 CFR Section 221.3(c)(2)(iv); and

                 (b) the Agent shall have received such other approvals or documents as any Bank through the Agent may reasonably request to verify the accuracy of any of the matters referred to in paragraph (i) or paragraph (ii) of Section 3.02(a).

                 SECTION 3.03. Additional Reg U Opinions. The obligation of each Bank to make any Advance shall be subject to the additional condition precedent that the Banks shall have received each Additional Reg U Opinion requested from time to time by the Majority Banks. "Additional Reg U Opinion" shall mean a favorable opinion of counsel for the Borrower, reasonably acceptable to the Majority Banks, to the effect that the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party (including the borrowing of any Advance then pending, if any) do not contravene or result in a violation of Regulation X or Regulation U.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and the Banks as follows:

                 (a) Each of ECM II, the Enron Limited Partner and the Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is a Person duly formed, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. Enron Capital II is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Enron Capital II is the sole general partner of ECM II and ECM II is the sole general partner of the Borrower. Enron Capital IV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Enron Capital IV is the sole general partner of the Enron Limited Partner. Each of the Borrower and the Subsidiaries of the Borrower has all power and authority and all governmental licenses, authorizations, consents and approvals required in each case to carry on its business, except to the extent that the failure to have such power, authority, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. The Closing Date (as defined in the Partnership Agreement) occurred on December 30, 1997. As of the date hereof, the aggregate amount of the cash Capital Contributions made to the capital of the Borrower (i) by CalPERS is $2,500,000 and (ii) by ECM II and the Enron Limited Partner in the aggregate is $2,500,000. No Capital Contribution is subject to return pursuant to Article IV of, or any other provision of, the Partnership Agreement.

                 (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is a party are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official (except, with respect to the resale of Enron Stock, any filings as may be required under the Securities Act of 1933, as amended, or any applicable blue sky or state securities laws) and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X) applicable to the Borrower or Regulation U or the certificate of limited partnership of the Borrower or the Partnership Agreement or any judgment, injunction, order, decree or material agreement binding upon the Borrower or result in or require the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries. Without limiting the foregoing, the making of each Advance will not violate or result in a violation of any law or regulation (including Regulation U).

                 (c) This Agreement and each Note have been duly executed and delivered by the Borrower. This Agreement and each Note are, and each other Loan Document to which the Borrower is a party, when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (d) The execution, delivery and performance by ECM II of the Partnership Agreement, the General Partner Undertaking and each other Loan Document to which it is a party are within ECM II's partnership powers, have been duly authorized by all necessary action of ECM II, require, in respect of ECM II, no action by or in respect of, or filing with, any governmental body, agency or official (except, with respect to the resale of Enron Stock, any filings as may be required under the Securities Act of 1933, as amended, or any applicable blue sky or state securities laws) and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X) applicable to ECM II or Regulation U or the ECM II Agreement or any judgment, injunction, order, decree or material agreement (including, without limitation, the Partnership Agreement) binding upon ECM II or result in or require the creation or imposition of any Lien on any asset of ECM II or any of its Subsidiaries. The execution, delivery and performance by Enron Capital II, as general partner of ECM II, of the General Partner Undertaking and each other Loan Document to which ECM II is a party are within Enron Capital II's corporate powers, have been duly authorized by all necessary action of Enron Capital II, require, in respect of Enron Capital II, no action by or in respect of, or filing with, any governmental body, agency or official (except, with respect to the resale of Enron Stock, any filings as may be required under the Securities Act of 1933, as amended, or any applicable blue sky or state securities laws) and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X) applicable to Enron Capital II or Regulation U or the certificate of incorporation or by-laws of Enron Capital II or any judgment, injunction, order, decree or material agreement (including, without limitation, the ECM II Agreement) binding upon Enron Capital II or result in or require the creation or imposition of any Lien on any asset of Enron Capital II or any of its Subsidiaries. The execution, delivery and performance by the Enron Limited Partner of the Partnership Agreement are within the Enron Limited Partner's partnership powers, have been duly authorized by all necessary action of the Enron Limited Partner, require, in respect of the Enron Limited Partner, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X) applicable to the Enron Limited Partner or Regulation U or the Enron Limited Partner Agreement or any judgment, injunction, order, decree or material agreement (including, without limitation, the Partnership Agreement) binding upon the Enron Limited Partner or result in or require the creation or imposition of any Lien on any asset of the Enron Limited Partner or any of its Subsidiaries.

                 (e) The General Partner Undertaking has been duly executed and delivered by ECM II. The General Partner Undertaking and each other Loan Document to which ECM II is a party, are legal, valid and binding obligations of ECM II enforceable against ECM II in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (f) The execution, delivery and performance by the Parent of the Parent Performance Agreement and each other Loan Document to which it is a party, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action of the Parent, require in respect of the Parent, no action by or in respect of, or filing with, any governmental body, agency or official (except, with respect to the resale of Enron Stock, any filings as may be required under the Securities Act of 1933, as amended, or any applicable blue sky or state securities laws) and do not contravene, or constitute a default under, any provision of law or regulation (including Regulation X) applicable to the Parent or Regulation U or the restated certificate of incorporation or by-laws of the Parent or any judgment, injunction, order, decree or material ("material" solely for the purposes of this representation meaning creating a liability of $50,000,000 or more) agreement binding upon the Parent or result in or require the creation or imposition of any Lien on any asset of the Parent or any of its Principal Subsidiaries.

                 (g) The Parent Performance Agreement has been duly executed and delivered by the Parent. The Parent Performance Agreement and each other Loan Document to which the Parent is a party are legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (h) The Partnership Agreement is a legal, valid and binding obligation of each Limited Partner and ECM II enforceable against each Limited Partner and ECM II in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. The ECM II Agreement is a legal, valid and binding obligation of Enron Capital II and the ECM II Limited Partners enforceable against Enron Capital II and the ECM II Limited Partners in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. The Enron Limited Partner Agreement is a legal, valid and binding obligation of Enron Capital IV and the Enron L.P. Limited Partners enforceable against such entities in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (i) The unaudited consolidated balance sheet and statement of investments of the Borrower as of March 31, 1998 and the related consolidated statements of income, cash flows and partners' capital for the three months then ended, certified by a senior financial officer of Enron Capital II, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP except as otherwise expressly noted therein, the financial position and investments of the Borrower as of such date and its results of operations, changes in partnership capital and cash flows for such period, subject to changes resulting from normal year-end audit adjustments. The Borrower has no Securities Repurchase Obligations and is not a party to any Sale Leaseback Transaction or capital lease as lessee, except for capital leases in which the aggregate obligations (for all capital leases) that, in accordance with GAAP, have been or are required to be capitalized on the books of the Borrower do not exceed $20,000,000 at any time.

                 (j) Since December 31, 1997, no event or circumstance has occurred that has resulted in, or could reasonably be expected to have, a Material Adverse Effect. Since December 31, 1997 there has been no material adverse change in the financial condition of ECM II, Enron Capital II, the Enron Limited Partner or, to the Borrower's knowledge, CalPERS which could reasonably be expected to affect their respective ability to meet their respective obligations under the Loan Documents, the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement. Since December 31, 1997 through the date hereof, there has been no material adverse change in the business, consolidated financial position or consolidated results of operation of the Parent and its Subsidiaries, considered as a whole.

                 (k) There is no action, suit or proceeding pending against the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the legality, validity, binding effect or enforceability of this Agreement, any other Loan Document, the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement.

                 (l) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency in excess of $10,000,000 exists. Neither the Borrower nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability in excess of $10,000,000 exists.

                 (m) The Borrower and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes due from the Borrower or any of its Subsidiaries pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings which if adversely adjudicated could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate to the extent required by GAAP.

                 (n) Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (o) Each of the Borrower and its Subsidiaries is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 (p) No proceeds of any Advance have been used in violation of Section 5.02(i).

                 (q) The Borrower is a partnership for federal income tax purposes and is not an association taxable as a corporation.

                 (r) The Borrower and each Subsidiary of the Borrower have been and are in compliance with all applicable Environmental Protection Laws, except to the extent that failure to comply with such

Environmental Protection Laws could not reasonably be expected to have a Material Adverse Effect. There is (i) no presently outstanding allegation by government officials or other third parties that the Borrower or any Subsidiary of the Borrower or any of their respective assets is now or at any time prior to the date hereof was in violation of, or liable or responsible for response costs or damages under or pursuant to, any Environmental Protection Law, (ii) no administrative or judicial proceeding presently pending or, to Borrower's knowledge, threatened against the Borrower or any such Subsidiary or against any of their respective past or present assets, businesses or operations under or pursuant to any Environmental Protection Law or in connection with any Environmental matter, and (iii) no claim presently outstanding against the Borrower or any such Subsidiary or against any of their respective past or present assets, businesses or operations which was asserted under or pursuant to any Environmental Protection Law or in connection with any Environmental matter, except for those allegations, proceedings and claims in which the aggregate liability of the Borrower and its Subsidiaries for all such allegations, proceedings and claims could not reasonably be expected to have a Material Adverse Effect. There are no facts or conditions or circumstances (including the presence, release, disposal or other disposition of or exposure to Hazardous Materials) known to the Borrower after due inquiry that the Borrower reasonably believes could form the basis for any liability under or pursuant to any Environmental Protection Law or any action, suit, claim or proceeding (regulatory or otherwise) involving the Borrower or any Subsidiary of the Borrower or their respective past or present properties, businesses or operations relating to Environmental matters, including any such liability, action, suit, claim or proceeding arising from past or present Environmental or other practices or operations asserted or imposed under or pursuant to CERCLA, RCRA, or any other Environmental Protection Law, except for those liabilities, actions, suits, claims and proceedings in which the aggregate liability of the Borrower and its Subsidiaries for all such liabilities, actions, suits, claims and proceedings could not reasonably be expected to have a Material Adverse Effect.

                 (s) Until the Borrower notifies the Banks to the contrary, no more than 25% of the value of the Reg U Limited Assets of the Borrower consists of margin stock (as defined in Regulation U) and, to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances, no more than 25% of the value of the Reg U Limited Assets of the Borrower and its Subsidiaries consists of margin stock (as defined in Regulation U).


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                 SECTION 5.01. Affirmative Covenants. The Borrower covenants and agrees with the Agent and the Banks that so long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                 (a) Reporting Requirements. Furnish to each Bank or, in the case of clauses (xiii) and (xv) of this Section 5.01(a), to the Agent:

                          (i)        Within 60 days after the close of each of
the first three quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet and statement of investments of the Borrower as at the end of such quarter and the related consolidated statements of income, cash flows and partners' capital of the Borrower for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case after 1998 setting forth comparative figures as of the end of, and for the related periods in, the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP, all of which shall be certified by a senior financial officer of Enron Capital II (which certificate shall state that such financial statements fairly present the financial position and investments and results of operations, cash flows and changes in partners' capital of the Borrower at the dates and for the periods indicated therein), subject to normal year-end audit adjustments;

                          (ii)       Within 120 days after the close of each
fiscal year of the Borrower, the audited consolidated balance sheet and statement of investments of the Borrower as at the end of such fiscal year and the related audited consolidated statements of income, cash flows and partners' capital of the Borrower as of the end of and for such fiscal year setting forth comparative figures for the preceding fiscal year, together with the opinion of Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing as are selected by the Borrower, stating that such financial statements fairly present the financial position and investments of the Borrower as of the date indicated and the results of its operations, cash flows and changes in partners' capital for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                          (iii)      simultaneously with the delivery of each
of the annual or quarterly reports referred to in clause (i) or (ii) above, a certificate of an authorized financial officer of Enron Capital II in a form acceptable to the Agent (a) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.02(b), 5.02(d), and 5.02(e) on the date of the balance sheet contained in such report, (b) describing in reasonable detail all outstanding Funded Debt (including specification of such Funded Debt as Senior Debt or Subordinated Debt) and all Capital Contributions that have been made since the inception of the Borrower, (c) listing each Non-Excluded Subsidiary on the date of such certificate, and (d) stating whether, to the knowledge of such officer after due inquiry, there exists on the date of such certificate any Suspension Event, Event of Termination, Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute a Suspension Event, Event of Termination or Event of Default, and, if so, setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

                          (iv)       promptly after the filing thereof, copies
of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

                          (v)        as soon as possible and in any event
within five Business Days after an officer of Enron Capital II obtains knowledge thereof, notice of the occurrence of any Section 3.03(e) or 4.02(f) Condition, any Suspension Event, any Event of Termination, any Event of Default, or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a Suspension Event or an Event of Termination, continuing on the date of such notice, notice of any written claim referred to in Section 6.02(d) (whether or not such claim is on a reasonable basis), and a statement of a senior financial officer of Enron Capital II setting forth details of such Section 3.03(e) or 4.02(f) Condition, such Suspension Event, such Event of Termination, such Event of Default, such event or such written claim and the action which the Borrower or ECM II has taken and proposes to take with respect thereto;

                          (vi)       as soon as possible and in any event (A)
within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $10,000,000 exists, has occurred and (B) within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $10,000,000 exists, has occurred or is reasonably expected to occur, a statement of a senior financial officer of Enron Capital II describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto;

                          (vii)      promptly and in any event within five
Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $10,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $10,000,000 exists;

                          (viii)     promptly and in any event within five
Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate indicating liability in excess of $10,000,000 incurred or expected to be incurred by the Borrower or any ERISA Affiliate in connection with (A) the imposition of a Withdrawal Liability with respect to a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or
(C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

                          (ix)       on or before the dates contemplated in
Schedule II, all information referred to in Schedule II;

                          (x)        as soon as possible and in any event
within five Business Days after an officer of Enron Capital II obtains or receives any notice, opinion, communication or other information regarding any of the circumstances contemplated by Section 3.03(e), 4.02(f) or 8.04 of the Partnership Agreement, notice thereof and a statement of a senior financial officer of Enron Capital II setting forth details of such circumstance and the action which the Borrower or ECM II has taken and proposes to take with respect thereto;

                          (xi)       as soon as possible and in any event
within five Business Days after 25% or more of the value (as determined by any reasonable method) of the Reg U Limited Assets of the Borrower (or, to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances, of the Borrower and its Subsidiaries) consists of margin stock ("Margin Stock Event"), notice of such Margin Stock Event setting forth the percentage of the Reg U Limited Assets of the Borrower that consist of margin stock (as defined in Regulation U) and, to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances, the percentage of the Reg U Limited Assets of the Borrower and its Subsidiaries that consist of such margin stock;

                          (xii)      as soon as possible and in any event
within five Business Days after each increase by 5% or more in the percentage of the Reg U Limited Assets of the Borrower that consist of margin stock (as defined in Regulation U) or, to the extent relevant to the compliance with Regulation U or Regulation X by any of the Banks or the Borrower in connection with this Agreement or any of the Advances, in the percentage of the Reg U Limited Assets of the Borrower and its Subsidiaries that consist of such margin stock, notice of the amount of such increase, but no notice under this clause
(xii) need be furnished by the Borrower if no Margin Stock Event has occurred;

                          (xiii)     within five Business Days after any
amendment, waiver or other modification of the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement, a copy of such amendment, waiver or other modification;

                          (xiv)      as soon as possible and in any event
within five days after the occurrence of any Recomputation Event, a certificate of an authorized financial officer of Enron Capital II in a form acceptable to the Agent setting forth in reasonable detail the calculations required to establish whether the Borrower is in compliance with the requirements of
Section 5.02(c) after giving effect to such Recomputation Event;

                          (xv)       within five Business Days after the end of
each month, a written calculation from Enron Capital II setting forth the Unfunded Partners Capital, Senior Debt and Applicable Monthly TCAC Ratio as of the end of such month and specifying whether or not the Margin Increase Condition exists as of the end of such month; and

                          (xvi)      such other information respecting the
condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                 (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders to the extent noncompliance therewith could reasonably be expected to have a Material Adverse Effect, such compliance to include, without limitation, compliance with Environmental Protection Laws and the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                 (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or with the Parent (or its Subsidiaries), in each case in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, having a similar capital structure and owning similar properties as the Borrower or such Subsidiary.

                 (d) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights arising by organizational document or statute, and franchises; provided that this Section 5.01(d) shall not prevent any transaction permitted by Section 5.02(g) and provided, further, that the Borrower or any such Subsidiary shall not be required to preserve any right or franchise if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and if the loss thereof could not reasonably be expected to have a Material Adverse Effect.

                 (e) Visitation Rights. At any reasonable time and from time to time after reasonable notice, permit the Agent or any of the Banks or any agents or representatives thereof to examine the records and books of account of the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of the Borrower's representatives, officers or directors.

                 (f) Review and Notice. Use reasonable efforts to monitor relevant court proceedings, the legislative and regulatory environment in California and all other relevant matters with a view to determining whether there is a reasonable likelihood that a Section 3.03(e) or 4.02(f) Condition or any of the circumstances referred to in Section 8.04 of the Partnership Agreement may occur and promptly notify the Agent and the Banks if any such reasonable likelihood exists, and such notice shall be accompanied by a reasonably detailed written report setting forth the basis therefor.

                 (g) Other Documents. Take all actions necessary to assure compliance by the Borrower, ECM II, Enron Capital II, the Enron Limited Partner and the Parent with the General Partner Undertaking, the Parent Performance Agreement, the ECM II Agreement, the Enron Limited Partner Agreement and the Partnership Agreement.

                 (h) Capital Contributions. Cause all Capital Contributions to be made only in cash, except that any Capital Contribution by the General Partner or the Enron Limited Partner may be made in

Enron Stock to the extent permitted by Section 4.02(b) of the Partnership Agreement if (i) such Enron Stock is sold by the Borrower for cash as soon as practicable after such Capital Contribution is made consistent with the Partnership Agreement, and (ii) the Borrower exercises, consistent with the Partnership Agreement, its registration rights under the Share Issuance and Registration Rights Agreement entered into between the Borrower and the Parent in substantially the form of Exhibit D to the Partnership Agreement.

                 SECTION 5.02. Negative Covenants. The Borrower covenants and agrees with the Agent and the Banks that so long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not at any time, without the written consent of the Majority Banks (or all Banks in the case of Section 5.02(p)(ii)):

                 (a) Liens. Create, assume, incur or suffer to exist any Lien on or in respect of any asset or other property, whether now owned or hereafter acquired, of the Borrower, except that the Borrower may create, incur, assume or suffer to exist Permitted Liens.

                 (b) Asset Coverage Ratios. Permit, as of the last day of any fiscal quarter of the Borrower after December 31, 1997, the Primary Capital and Asset Coverage Ratio or the Total Capital and Asset Coverage Ratio to be less than the respective amounts set forth in the following table for the amount of Unfunded Partners Capital as of the last day of such fiscal quarter:


-------------------------------------------------------------------------------------------------------
                                                       Unfunded Partners
                                                            Capital
                           ----------------------------------------------------------------------------
                            > $750   < or = to $750 million  < or = to $500 million  < or = to $250
                           million     and > $500 million      and >$250 million        million
-------------------------------------------------------------------------------------------------------
   Total Capital and         1.30           1.45                    1.65                1.80
     Asset Coverage
         Ratio
-------------------------------------------------------------------------------------------------------
    Primary Capital          1.20           1.35                    1.50                1.65
      and Asset
    Coverage Ratio
-------------------------------------------------------------------------------------------------------


         (c) Recomputation of Asset Coverage Ratios. If any Recomputation Event occurs, permit, as of the last day of the fiscal quarter most recently ended prior to the occurrence of such Recomputation Event, the Primary Capital and Asset Coverage Ratio or the Total Capital and Asset Coverage Ratio to be less than the respective amounts set forth in the table set forth in Section 5.02(b) for the amount of Unfunded Partners Capital as of the last day of such fiscal quarter (except that, for purposes of this Section 5.02(c), the Unfunded Partners Capital shall be reduced by (i) the amount of the commitment of each Non-Enron Limited Partner to contribute capital and (ii) if such Recomputation Event results from any circumstance referred to in clause (i),

(iii), (iv) or (vi) of Section 10.03(a) of the Partnership Agreement, the amount of the commitments of ECM II and the Enron Limited Partner to contribute capital, such reductions to be applicable both to such table and to the computation of the Primary Capital and Asset Coverage Ratio and the Total Capital and Asset Coverage Ratio).

                 (d) Debt. Permit Funded Debt (other than advances under the GP Advance Facility and other advances by ECM II to the Borrower not exceeding $75,000,000) to exceed $1,000,000,000 at any time or permit Senior Debt (other than Advances, advances under the GP Advance Facility and other advances by ECM II to the Borrower not exceeding $75,000,000) to exceed $100,000,000 at any time.

                 (e) Adjusted Cash Flow to Cash Interest Expense. Permit the Adjusted Cash Flow to Interest Ratio for any Interest Ratio Period to be less than 1.50 to 1.00.

                 (f) Disposition of Assets. Lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, or permit any Subsidiary to lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, any of its assets, unless after giving effect thereto (i) all applicable laws and regulations would be fully complied with and (ii) in the case of assets other than margin stock (as defined in Regulation U), the Borrower would be in compliance with this Agreement.

                 (g) Mergers, Etc. Merge or consolidate with or into any Person, except that any Person may be merged into the Borrower (i) if the surviving Person is the Borrower, and (ii) if immediately after giving effect to such proposed transaction, no Event of Termination, Event of Default, Suspension Event or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default would exist or result.

                 (h) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability in excess of $10,000,000 of the Borrower or any ERISA Affiliate to the PBGC, or
(ii) permit circumstances which give rise to a Termination Event described in clause (ii), (iv) or (v) of the definition of Termination Event with respect to a Plan so as to result in any liability in excess of $10,000,000 of the Borrower or any ERISA Affiliate to the PBGC.

                 (i) Use of Proceeds. Use the proceeds of any Advance for any purpose other than to make Qualified Investments or for working capital, or use, or (in the case of clauses (i), (iii) and (iv) of this Section 5.02(i)) permit any Subsidiary to use, any such proceeds (i) in any manner that violates or results in any violation of any law or regulation, (ii) to carry any margin stock (as defined in Regulation U) in violation of any applicable law or regulation or to purchase any such margin stock or to extend credit to others for either such purpose, (iii) to directly or indirectly effect a disposition of any interest in the Borrower, or (iv) to finance or refinance any direct or indirect purchase, redemption or other acquisition or retirement of any interest in the Borrower or any of the Partners.

                 (j)      Other Funded Debt.  Permit

                          (a) any Debt of the Borrower (other than (1) the
Advances, (2) Debt described in clause (iii), (v), (vi), (viii) or (ix) of the definition herein of "Debt", and (3) advances owed to ECM II by the Borrower in an aggregate principal amount not to exceed $100,000,000 outstanding at any time) (i) to have any principal payment scheduled to be due on or before June 30, 2002, (ii) to have any financial covenant that is more restrictive than the corresponding financial covenant herein, (iii) to have any financial covenant as to which there is not a corresponding financial covenant herein, (iv) to have any other material covenant or default that is more restrictive in any material respect than the corresponding covenant or default herein or (v) to have any other material covenant or default as to which there is not a corresponding covenant or default herein, provided that a more restrictive or additional covenant may be included in such Debt if such more restrictive or additional covenant is approved by the Majority Banks (which approval will not be unreasonably withheld by any Bank) and is added to this Agreement, or

                          (b) any Guaranty that constitutes Debt of the
Borrower pursuant to clause (ix) of the definition herein of "Debt" (other than (A) any Guaranty of Debt of another Person described in clause (iii), (v), (vi) or (viii) of the definition herein of "Debt" and (B) any Guaranty by way of a letter of credit) (i) to require any payment (other than payment by the Borrower of interest and fees) on or before June 30, 2002, (ii) to have any financial covenant of the Borrower that is more restrictive than the corresponding financial covenant herein, (iii) to have any financial covenant of the Borrower as to which there is not a corresponding financial covenant herein, (iv) to have any other material covenant or default applicable to the Borrower that is more restrictive in any material respect than the corresponding covenant or default herein or (v) to have any other material covenant or default applicable to the Borrower as to which there is not a corresponding covenant or default herein, provided that a more restrictive or additional covenant may be included in such Guaranty if such more restrictive or additional covenant is approved by the Majority Banks (which approval will not be unreasonably withheld by any Bank) and is added to this Agreement.

                 (k) Restricted Payments. Directly or indirectly, (i) declare or pay any dividend, or make any distribution or other return of capital, of any kind or character (whether in cash, property or securities) in respect of any partnership interest in the Borrower or to any Partner in its capacity as a partner, except that the Borrower may make the Special Distribution contemplated by Section 3.04(a)(iv)(B) of the Partnership Agreement if (1) the Special Distribution is made promptly after admission of the Investor Limited Partner to the Borrower and (2) immediately after giving effect to the Special Distribution, no Event of Termination, Event of Default, Suspension Event or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default would exist or result, or
(ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary of the Borrower to purchase, redeem or otherwise acquire or retire for value, directly or indirectly, (a) any Intangible Interest in the Borrower,
(b) any Intangible Interest in ECM II, the Enron Limited Partner, Enron Capital IV or Enron Capital II or (c) any options, warrants or rights to purchase or acquire any Intangible Interest referred to in clause (a) or (b) of this sentence; it being agreed that "dividend" or "distribution" as used herein does not include payment of fees or the reimbursement of costs and expenses pursuant to the Partnership Agreement.

                 (l) Payments on Funded Debt. Make or agree to make any payment or other distribution in connection with, or purchase, redeem or otherwise acquire or retire for value or agree to do so, or convert or agree to convert, in whole or in part, any Funded Debt (other than the Advances) prior to the stated maturity thereof if any Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default exists or would result therefrom, or permit any Non-Excluded Subsidiary to do any of the foregoing, in whole or in part.

                 (m) Preferred Stock. Issue or permit to be outstanding any Restricted Preferred Stock of the Borrower.

                 (n) Secured Obligations. Have any Securities Repurchase Obligations or enter into any Sale Leaseback Transaction or capital lease as lessee, provided that the Borrower may enter into capital leases if the aggregate obligations (for all such capital leases) that, in accordance with GAAP, have been or are required to be capitalized on the books of the Borrower do not exceed $20,000,000 at any time.

                 (o) Swap Transaction. Enter into, or permit any Subsidiary to enter into, any Swap Transaction that at the time entered into could reasonably be expected to have a Material Adverse Effect.

                 (p)      Investments.  Make or permit any Subsidiary to make,
(i) any investment that, at the date of this Agreement, is not in the normal course of business of the Parent, its Subsidiaries or its affiliates, or (ii) any investment in a Person if the board of directors, general partner or other governing body of such Person has disapproved such investment and such disapproval has not been revoked prior to such investment.

                 (q) Certain Assets. (i) Make any direct investment in any Nuclear Asset or any Majority Nuclear Entity or (ii) own, directly, any investment in (a) any Nuclear Asset or (b) any Majority Nuclear Entity; provided that if the Borrower would otherwise violate clause (ii)(b) of this
Section 5.02(q) as a result of a change in the assets of a Person (other than the Borrower or a Subsidiary of the Borrower) that results in a direct investment of the Borrower becoming a Majority Nuclear Entity, such change shall not cause a violation of such clause (ii)(b), if within six months of the first date on which such direct investment becomes a Majority Nuclear Entity, the Borrower disposes of its interest in such Majority Nuclear Entity or disposes of the interest in the Person that causes the Borrower to own such Majority Nuclear Entity.

                 (r) Investment Company. Be, or permit any of its Subsidiaries to be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay (i) any principal of any Note when due and payable or (ii) any interest on any Note within five Business Days after such interest becomes due and payable or (iii) any fee set forth in Section 2.03 within 15 Business Days after such fee becomes due and payable; or

                 (b) Any representation or warranty made by the Borrower, ECM II, Enron Capital II or the Parent (or any of their respective officers or representatives) (including representations and warranties deemed made pursuant to Section 3.02) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; or

                 (c) The Borrower (i) shall fail to perform or observe any term, covenant or agreement contained herein (other than those covered by Section 6.01(a) or clause (ii) or (iii) of this Section 6.01(c)) if such failure shall remain unremedied for 30 days after the earlier of the date notice thereof shall have been given to the Borrower by the Agent at the request of any Bank or the earliest date any officer of Enron Capital II has knowledge of such failure, or (ii) shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(xiv) if such failure shall remain unremedied for ten days after the earlier of the date notice thereof shall have been given to the Borrower by the Agent at the request of any Bank or the earliest date any officer of Enron Capital II has knowledge of such failure, or (iii) shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(v) or Section 5.02 (other than Section 5.02(a) and Section 5.02(q)(ii)(b) to the extent the failure to perform or observe such Section 5.02(q)(ii)(b) results from actions by a Subsidiary of the Borrower); or

                 (d) The Borrower shall fail to pay any principal of or premium or interest on any Funded Debt which is outstanding in the principal amount of at least $20,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Funded Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Funded Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit (assuming the giving of notice or lapse of time or both) the acceleration of, the maturity of such Funded Debt; or any such Funded Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof; or

                 (e) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment, decree or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any of its Subsidiaries and remains unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) Any Termination Event as defined in clause (ii), (iv) or (v) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $10,000,000; or

                 (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $10,000,000; or

                 (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include December 31, 1997 by an amount exceeding $10,000,000 in the aggregate; or

                 (j) ECT, ECM II, the Enron Limited Partner, Enron Capital IV or Enron Capital II ceases to be a Subsidiary of the Parent; or

                 (k) For any reason ECM II ceases to be the sole general partner of the Borrower or Enron Capital II ceases to be the sole general partner of ECM II or Enron Capital IV ceases to be the sole general partner of the Enron Limited Partner or the Enron Limited Partner ceases to be the "Enron Limited Partner" as defined in the Partnership Agreement; or

                 (l)      Any Parent Performance Agreement Default occurs; or

                 (m)      Any General Partner Undertaking Default occurs; or

                 (n) Any amendment, waiver or other modification of, or unenforceability of, the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement (1) that has an adverse effect on the timely performance of the obligations to the Banks under any of the Loan Documents or
(2) that could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code (A) the obligation of each Bank to make its Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                 SECTION 6.02. Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

                 (a)      Any Parent Credit Agreement Default occurs; or

                 (b)      Any Liquidation Event occurs; or

                 (c) Any dissolution of the Borrower occurs by operation of law or otherwise, provided that such dissolution shall cease to be an Event of Termination if the Borrower is reconstituted within 60 days of such dissolution; or

                 (d) Any party to the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement shall make a written claim, on a reasonable basis, that any such document to which it is a party is not enforceable against it, or the ECM II Agreement, the Enron Limited Partner Agreement or the Partnership Agreement is not in full force and effect; or

                 (e) (i) Any notice or other communication from any Partner regarding a potential disposition of an interest in the Borrower is given or sent pursuant to the Partnership Agreement (other than notices and communications regarding the admission of the Investor Limited Partner to the Borrower in accordance with Section 3.04 of the Partnership Agreement) or (ii) any notice or communication regarding any of the circumstances referred to in
Section 3.03(e), 4.02(f) or 8.04 of the Partnership Agreement is given or sent;
or

                 (f) Any "Suspension Event" as defined in the Partnership Agreement continues for four months or longer;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate.


                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. The Agent agrees to give to each Bank (i) prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement and (ii) a copy of each item received by the Agent pursuant to clause (xiii) or (xv) of Section 5.01(a).

                 SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document or any other document or writing, except for its or their own gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of any Loan Document or any other document or writing, a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in any Loan Document or any other document or writing, expressed or implied, is intended or shall be so construed as to impose upon the Agent any obligations in respect of any Loan Document or any other document or writing except as expressly set forth herein. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives, and acknowledges receipt of, written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Loan Document or any other document or writing; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or any other document or writing or to inspect the property (including the books and records) of the Borrower or any other Person;
(v) shall not be responsible to any Bank for the due execution, legality, validity, binding effect, enforceability, genuineness, effectiveness, collectibility, priority, sufficiency or value of any Loan Document or any other document or writing; and (vi) shall incur no liability under or in respect of any Loan Document or any other document or writing by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, each Bank which is also the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include any Bank serving as the Agent in its individual capacity. Any Person serving as the Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Parent, any Partner, the Borrower, any of their respective Subsidiaries and any Person who may do business with or own securities of the Parent, any Partner, the Borrower or any such Subsidiary, all as if the Person serving as the Agent were not the Agent and without any duty to account therefor to the Banks.

                 SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.01(i) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any other document or other writing or the financial condition of the Borrower or any other Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any other Loan Document or any other document or writing, or the financial condition of the Borrower or any other Person or the existence or possible existence of any Event of Termination, Suspension Event, Event of Default or event of which would constitute an Event of Termination, Suspension Event or Event of Default but for the requirement that notice be given or time elapse or both.

                 SECTION 7.05. Certain Rights of the Agent. If the Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document or any other document or writing, the Agent shall be entitled to refrain from such act or action unless and until the Agent shall have received instructions from Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of its acting or refraining from acting hereunder or under any other Loan Document or any other document or writing in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 SECTION 7.06. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 SECTION 7.07. Indemnification. THE BANKS AGREE TO INDEMNIFY THE AGENT AND THE DOCUMENTATION AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE NOTES IS AT THE TIME OUTSTANDING OR IF ANY PRINCIPAL OF THE NOTES IS HELD BY ANY PERSON THAT IS NOT A BANK, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS THEN EXISTING, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING (OR IF ANY PRINCIPAL OF THE NOTES IS HELD BY ANY PERSON THAT IS NOT A BANK) AND NO COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE COMMITMENTS EXISTING IMMEDIATELY PRIOR TO THE TERMINATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR THE DOCUMENTATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR THE DOCUMENTATION AGENT (IN THEIR RESPECTIVE CAPACITY AS AGENT OR DOCUMENTATION AGENT, AS THE CASE MAY BE) UNDER ANY OF THE LOAN DOCUMENTS (INCLUDING ANY SUCH LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT RESULTING FROM THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF THE AGENT OR THE DOCUMENTATION AGENT, AS THE CASE MAY BE), PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS,

JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR THE DOCUMENTATION AGENT, AS THE CASE MAY BE, SEEKING INDEMNITY UNDER THIS SECTION 7.07. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and the Documentation Agent promptly upon demand for such Bank's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent or the Documentation Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents or any related document or writing, or any of them, to the extent that the Agent or the Documentation Agent, as the case may be, is not reimbursed for such expenses by the Borrower.

                 SECTION 7.08. Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and
(c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Agent which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                 (c) If a successor to a resigning Agent shall not have been so appointed within such 15 Business Day period, the resigning Agent shall have the right to then appoint a successor Agent reasonably acceptable to the Borrower who shall serve as Agent until such time, if any, as the Majority Banks appoint a successor Agent as provided above.

                 (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the resigning Agent hereunder and under any other Loan Document until such time, if any, as the Majority Banks appoint a successor Agent as provided above.

                 SECTION 7.09. Liability of Co-Arrangers, Co-Agents and Documentation Agent. Neither of the Co- Arrangers nor any of the Co-Agents nor the Documentation Agent, in its respective capacity as Co-Arranger, Co-Agent or the Documentation Agent hereunder, shall have any duty or liability hereunder.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document (other than the General Partner Undertaking and the Parent Performance Agreement), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitment of any Bank or subject any Bank to any additional obligation, except as permitted in Section 2.16, 2.18 or 8.06, or forgive or reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder,
(c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document, (e) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document, (f) amend this
Section 8.01 or (g) amend Section 6.01(n) or clause (ii) of Section 5.02(p); and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent (in such capacity, but not as a Bank) under any Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Co-Arrangers in addition to the Banks required above to take such action, affect the rights or duties, if any, of either Co-Arranger under any Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Documentation Agent in addition to the Banks required above to take such action, affect the rights or duties, if any, of the Documentation Agent (in such capacity, but not as a Bank) under any Loan Document. Any amendment or waiver of, or consent to departure from, the General Partner Undertaking or the Parent Performance Agreement shall be effected only in accordance with the respective terms thereof.

                 SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, to ECM II at its address or telecopier number set forth below:

                          Enron Capital Management II Limited Partnership c/o Enron Capital II Corp.
                          1400 Smith Street
                          Houston, Texas  77002
                          Attention: Shirley Hudler
                          Telecopier No.:  (713) 646-8008

                          and

                          Donna Lowry
                          Telecopier No.:  (713) 646-4039

if to any Bank, at its Domestic Lending Office; if to the Agent, at its address or telecopier number set forth below:

                          The Chase Manhattan Bank
                          Loan & Agency Services
                          1 Chase Manhattan Plaza, 8th Floor
                          New York, New York  10081
                          Telecopier No.:  (212) 552-5777
                          Attention: Lisa Pucciarelli

                          with a copy to:

                          The Chase Manhattan Bank
                          707 Travis, 5th Floor North
                          Houston, Texas  77002
                          Telecopier No.:  (713) 216-4117
                          Attention: Sandra Aultman
                                     Vice President

or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall be effective upon receipt by the addressee; provided that telecopied notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04.       Costs, Expenses and Taxes.

                 (a) The Borrower agrees to pay on demand, (i) all reasonable costs and expenses of each of the Agent, the Documentation Agent and the Co-Arrangers incurred in connection with the transactions contemplated hereby or incurred prior to the date hereof in connection with the syndication of the Commitments, including (1) the review, preparation, execution, delivery, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, (2) the travel expenses of each of the Agent and the Documentation Agent prior to the date hereof, (3) the reasonable fees and out-of-pocket expenses of one law firm as counsel for the Agent with respect to preparation, execution and delivery of the Loan Documents and the satisfaction of the matters referred to in Section 3.01, and
(4) the reasonable fees and out-of-pocket expenses of one law firm as counsel for the Agent that are reasonably and directly related to the syndication of the Commitments prior to the date hereof, and (ii) all reasonable legal and other out-of-pocket costs and expenses, if any, of each of the Agent, the Co-Arrangers, the Documentation Agent and each Bank incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents or incurred in connection with any workout, restructuring or bankruptcy.

                 (b) If for any reason any payment or purchase of principal of, or Conversion of, any LIBOR Advance is made other than on the last day of an Interest Period relating to such Advance, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses (excluding loss of anticipated profits), costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

                 (c) THE BORROWER AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, TO INDEMNIFY AND HOLD HARMLESS THE AGENT, THE DOCUMENTATION AGENT, EACH CO-ARRANGER AND EACH BANK AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES (BUT EXCLUDING LOSS OF ANTICIPATED PROFITS), LIABILITIES AND EXPENSES (INCLUDING REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) FOR WHICH ANY OF THEM MAY BECOME LIABLE OR WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE AGENT, THE DOCUMENTATION AGENT, SUCH CO-ARRANGER OR SUCH BANK OR ANY SUCH DIRECTOR, OFFICER, EMPLOYEE OR AGENT (OTHER THAN THOSE ASSERTED BY THE AGENT, THE DOCUMENTATION AGENT, A CO-ARRANGER OR ANOTHER BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS), IN EACH CASE IN CONNECTION WITH OR ARISING OUT OF OR BY REASON OF (I) BREACH OF ANY LOAN DOCUMENT, (II) VIOLATION BY THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OF ANY ENVIRONMENTAL PROTECTION LAW OR ANY OTHER LAW, RULE, REGULATION OR ORDER, (III) SUCH BANK'S, SUCH CO-ARRANGER'S, THE DOCUMENTATION AGENT'S, OR THE AGENT'S BEING DEEMED AN OPERATOR OF ANY ASSET OF THE BORROWER OR ANY SUCH SUBSIDIARY BY A COURT OR OTHER PERSON, TO THE EXTENT SUCH LOSSES (EXCLUDING LOSS OF ANTICIPATED PROFITS), LIABILITIES, CLAIMS, EXPENSES OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS MATERIALS LOCATED IN, ON OR UNDER SUCH ASSET, OR (IV) ANY INVESTIGATION, LITIGATION, OR PROCEEDING, WHETHER OR NOT THE AGENT, THE DOCUMENTATION AGENT, SUCH CO-ARRANGER OR SUCH BANK IS A PARTY THERETO, RELATED TO OR ARISING OUT OF OR IN CONNECTION WITH THE BORROWER, ECT, ECM II, ENRON CAPITAL II, THE PARENT, THE ENRON LIMITED PARTNER OR ANY TRANSACTION IN WHICH ANY PROCEEDS OF ANY ADVANCE

ARE APPLIED, INCLUDING, IN EACH OF THE FOREGOING CASES, ANY SUCH CLAIM, DAMAGE, LOSS (EXCLUDING LOSS OF ANTICIPATED PROFITS), LIABILITY OR EXPENSE RESULTING FROM THE NEGLIGENCE OF THE AGENT, THE DOCUMENTATION AGENT, SUCH CO-ARRANGER OR SUCH BANK, UNLESS SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE IS FOUND TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

                 (d) Without prejudice to the survival of any other agreement of the Borrower or the Banks hereunder, all obligations of the Borrower under Article II or this Section 8.04 shall survive the termination of the Commitments and this Agreement and the payment in full of all amounts hereunder and under the Notes.

                 SECTION 8.05. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

                 SECTION 8.06.       Binding Effect; Assignments;
Participations.

                 (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent, the Documentation Agent and each Bank and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks. Each Bank may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in accordance with applicable law in or to all or any part of, the Advances owing to such Bank and the Note held by such Bank and any such Bank's continuing obligations with respect thereto, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or purchaser of such assignment or participation shall, to the fullest extent permitted by law, have the same rights to payment hereunder and under such Note as it would have if it were such Bank hereunder, provided that, except as to assignments made pursuant to Section 8.06(b), (x) such Bank's obligations under this Agreement, including its Commitment to the Borrower hereunder, shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower, the other Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; (y) no assignee or participant pursuant to this Section 8.06(a) shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than such Bank would have been entitled to receive with respect to the rights assigned except as a result of circumstances arising after the date of such assignment or participation to the extent that such circumstances affect other Banks and participants generally; and (z) no Bank shall assign or grant a participation that conveys to the assignee or participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of such Bank's Commitment; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Advance or Advances or Note; (iii) any reduction of the commitment fee; or (iv) any postponement of the due date in respect of any amounts owed to such Bank under any Loan Document.

                 (b) Notwithstanding anything to the contrary in Section 8.06(a), in accordance with applicable law (x) any Bank may assign all or a portion of its Commitment and its rights and obligations hereunder to one or more Banks party to this Agreement immediately prior to such assignment (provided such assignment does not result in the remaining Commitment of the assigning Bank being less than $10,000,000, unless all of the Commitment of the assigning Bank is being assigned), and (y) any Bank may assign all or a portion, in an amount of at least $5,000,000, of its Commitment and its rights and obligations hereunder to an Eligible Additional Lender other than a Bank party to this Agreement immediately prior to such assignment (provided such assignment does not result in the remaining Commitment of the assigning Bank being less than $10,000,000, unless all of the Commitment of the assigning Bank is being assigned). Each of the assignees pursuant to clause (y) above shall become a party to this Agreement (as a Bank) by executing and delivering to the Agent an Assignment executed by the assigning Bank and specifying the Domestic Lending Office and the Eurodollar Lending Office of such Eligible Additional Lender. In the case of each such assignment pursuant to this Section 8.06(b),
(i) at such time the signature pages to this Agreement shall be deemed to be modified to reflect the Commitments of such assignee and of the assigning Bank,
(ii) the Borrower shall issue new Notes to such assignee and to the assigning Bank to reflect the revised Commitments and to any such assignee pursuant to clause (y) above a Federal Reserve Form U-1 (or Form G-3, if such assignee is a nonbank lender) for such assignee (if a Federal Reserve Form U-1 or Form G-3 has previously been required to be delivered pursuant to Section 3.02(a) or if any Advance is secured directly or indirectly by margin stock), in each case duly executed by the Borrower, and (iii) the Agent shall receive at the time of such assignment, from the assigning Bank or assignee, a non-refundable assignment fee of $2,500. Any assignment pursuant to this Section 8.06(b) shall be made only pursuant to an Assignment executed by the assignee and the assigning Bank and shall not be effective until the Agent receives, and acknowledges receipt of, such Assignment. To the extent of any assignment pursuant to this Section 8.06(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment.

                 (c) In addition to the assignments and participations permitted under subsections (a) and (b) of this Section 8.06, any Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on the Notes) under any Loan Document to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent; provided that no such assignment under this subsection (c) shall release the assigning Bank from its obligations hereunder.

                 SECTION 8.07. Governing Law; Entire Agreement. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                 SECTION 8.08. Interest. It is the intention of the parties hereto that the Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent or any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent or such Bank, as the case may be, be applied on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Agent or such Bank, as the case may be, is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent or such Bank, as the case may be, to the Borrower.

                 SECTION 8.09. Confidentiality. Each Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates in the ordinary course of business in connection with any Loan Document, the administration thereof or any transaction contemplated by any Loan Document, employees, auditors or counsel or to another Bank if the disclosing Bank or the disclosing Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) (i) copies of the Partnership Agreement, this Agreement or any other Loan Document, or any portion thereof, or (ii) any information with respect to the Parent, ECM II, the Borrower or their Subsidiaries which is furnished pursuant to this Agreement or any other Loan Document, provided that any Bank may disclose any such information, document or portion thereof (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided that such prospective transferee agrees in advance of the disclosure to comply with this Section.

                 SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 SECTION 8.11. Domicile of Loans. Subject to Sections 2.10(c) and 2.13(f), each Bank may transfer and carry its Advances at, to or for the account of any office, subsidiary or affiliate of such Bank provided that no Bank shall be relieved of its Commitment as a result thereof.

                 SECTION 8.12.       Non-Recourse Nature of Liability.

                 (a) Subject to Section 8.12(b), (1) the obligations of the Borrower hereunder and under the other Loan Documents to which the Borrower is a party shall not constitute a debt or obligation of any Non-Recourse Person; (2) none of the Non-Recourse Persons shall be liable for (i) any obligation of the Borrower or amounts owed by the Borrower under the Loan Documents or (ii) any certificate, instrument or other document delivered to the Banks and the Agent pursuant to this Agreement, except as otherwise provided in the General Partner Undertaking and the Parent Performance Agreement; and (3) the Banks shall not seek a deficiency or personal judgment against any Non-Recourse Person for payment of the indebtedness or other obligations of the Borrower evidenced by the Loan Documents or performance of the obligations of the

Borrower under the Loan Documents, and no property or assets of the Non-Recourse Persons shall be sold, levied upon by the Banks or the Agent or otherwise used by the Banks or the Agent to satisfy any judgment rendered against the Borrower with respect to the Loan Documents.

                 (b) Notwithstanding the provisions of Section 8.12(a) to the contrary, nothing contained in this Agreement shall be construed to (i) impair or limit the rights of the Agent or the Banks (or the obligations of ECM II or the Parent) arising under the General Partner Undertaking or the Parent Performance Agreement; (ii) impair or limit any of the obligations of the Borrower under the Loan Documents to which it is a party; (iii) impair or limit the validity of the indebtedness or other obligations evidenced by this Agreement or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or the assets of the Borrower or the proceeds of such assets; (iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers upon any Person) for the purposes of obtaining jurisdiction over the Borrower; (v) be deemed to release any Person from liability for its fraudulent actions, gross negligence or willful misconduct; (vi) be deemed to release ECM II or the Parent from their respective liabilities and obligations under the General Partner Undertaking and the Parent Performance Agreement; or (vii) be deemed to release any Person from its respective liabilities and obligations under the Partnership Agreement.

                 (c) "Non-Recourse Persons" shall mean, collectively, all Persons other than the Borrower.

                 SECTION 8.13. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF SUCH NEW YORK STATE OR FEDERAL COURTS TO THE EXTENT PERMITTED BY LAW. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 SECTION 8.14. Successor to ECM II. In the event that the Borrower, CalPERS and ECM II elect to replace ECM II as the sole general partner of the Borrower with another Subsidiary of the Parent that is a partnership organized under the laws of the United States or a state thereof ("New GP") and that has as its sole general partner a corporation organized under the laws of the United States or a state thereof ("Substitute Corporate Partner"), then (i) the Borrower shall, at least 20 days prior to such replacement, deliver to the Agent (A) notice thereof specifying the date of such replacement and (B) certified copies of the partnership agreement of the New GP and of the charter and bylaws of the Substitute Corporate Partner, evidence of existence, good standing, authority and incumbency satisfactory to the Agent and a favorable opinion from counsel reasonably satisfactory to the Agent as to the legality, validity, binding effect and enforceability of the documents referred to in clauses (ii) and (iii) of this sentence and such other matters as may be requested by the Agent, (ii) on such specified replacement date, the New GP shall succeed to and be substituted for ECM II with the same effect as if it had been named herein and in the other Loan Documents as ECM II and shall become liable and be bound for, and shall expressly assume, by a document in form and substance satisfactory to the Agent executed and delivered to the Agent by the New GP, the due and punctual performance and observance of each and every covenant and condition of the Loan Documents on the part of ECM II to be performed or observed, and (iii) on such specified replacement date, the Substitute Corporate Partner shall succeed to and be substituted for Enron Capital II with the same effect as if it had been named herein and in the other Loan Documents as Enron Capital II and shall become liable and be bound for, and shall expressly assume, by a document in form and substance satisfactory to the Agent executed and delivered to the Agent by the Substitute Corporate Partner, the due and punctual performance and observance of each and every covenant and condition of the Loan Documents on the part of Enron Capital II to be performed or observed. In the event that the Borrower, CalPERS and ECM II elect to replace ECM II as the sole general partner of the Borrower with another Subsidiary of the Parent that (a) is organized under the laws of the United States or a state thereof but is not a partnership or (b) is a partnership that has as its sole general partner an entity organized under the laws of the United States or a state thereof that is not a corporation, the Agent and the Banks will make reasonable efforts to cooperate with the Borrower to allow such replacement on terms substantially similar to those set forth in the preceding sentence hereof, but with such changes therein and in other provisions of the Loan Documents as may be requested by the Agent or any Bank with a view to preserving all of the benefits of the Loan Documents for the Agent and the Banks and to assuring that such replacement is not otherwise detrimental to the Agent or any Bank. Any replacement, substitution and succession will be permitted under this Section 8.14 only if both (a) no Event of Default then exists or would result therefrom and no event which with notice or lapse of time or both would constitute an Event of Default then exists or would result, and (b) the Parent has duly consented to such replacement, substitution and succession and confirmed that the Parent Performance Agreement remains in full force and effect in respect of the New GP (or other replacement), that the Agent and the Banks retain the benefits thereof and that the Parent's liability thereunder continues, such consent and confirmation to be in a document satisfactory to the Agent.

                 SECTION 8.15.       Successor to the Enron Limited Partner.
In the event that ECM II and the Enron Limited Partner elect to replace the Enron Limited Partner as the "Enron Limited Partner" under the Partnership Agreement with another Subsidiary of the Parent that is a partnership organized under the laws of the United States or a state thereof ("New ELP") and that has as its sole general partner a corporation organized under the laws of the United States or a state thereof ("Substitute ELP Corporate Partner"), then (i) the Borrower shall, at least 20 days prior to such replacement, deliver to the Agent (A) notice thereof specifying the date of such replacement and (B) certified copies of the partnership agreement of the New ELP and of the charter and bylaws of the Substitute ELP Corporate Partner, evidence of existence, good standing, authority and incumbency satisfactory to the Agent and a favorable opinion from counsel reasonably satisfactory to the Agent as to the legality, validity, binding effect and enforceability of the documents referred to in clauses (ii) and (iii) of this sentence and such other matters as may be requested by the Agent, (ii) on such specified replacement date, the New ELP shall succeed to and be substituted for the Enron Limited Partner with the same effect as if it had been named herein and in the other Loan Documents as the Enron Limited

Partner and shall become liable and be bound for, and shall expressly assume, by a document in form and substance satisfactory to the Agent executed and delivered to the Agent by the New ELP, the due and punctual performance and observance of each and every covenant and condition of the Loan Documents on the part of the Enron Limited Partner to be performed or observed, and (iii) on such specified replacement date, the Substitute ELP Corporate Partner shall succeed to and be substituted for Enron Capital IV with the same effect as if it had been named herein and in the other Loan Documents as Enron Capital IV and shall become liable and be bound for, and shall expressly assume, by a document in form and substance satisfactory to the Agent executed and delivered to the Agent by the Substitute ELP Corporate Partner, the due and punctual performance and observance of each and every covenant and condition of the Loan Documents on the part of Enron Capital IV to be performed or observed. In the event that ECM II and the Enron Limited Partner elect to replace the Enron Limited Partner as the "Enron Limited Partner" under the Partnership Agreement with another Subsidiary of the Parent that (a) is organized under the laws of the United States or a state thereof but is not a partnership or (b) is a partnership that has as its sole general partner an entity organized under the laws of the United States or a state thereof that is not a corporation, the Agent and the Banks will make reasonable efforts to cooperate with the Borrower to allow such replacement on terms substantially similar to those set forth in the preceding sentence hereof, but with such changes therein and in other provisions of the Loan Documents as may be requested by the Agent or any Bank with a view to preserving all of the benefits of the Loan Documents for the Agent and the Banks and to assuring that such replacement is not otherwise detrimental to the Agent or any Bank. Any replacement, substitution and succession will be permitted under this Section 8.15 only if both (a) no Event of Default then exists or would result therefrom and no event which with notice or lapse of time or both would constitute an Event of Default then exists or would result, and (b) the Parent has duly consented to such replacement, substitution and succession and confirmed that the Parent Performance Agreement remains in full force and effect in respect of the New ELP (or other replacement), that the Agent and the Banks retain the benefits thereof and that the Parent's liability thereunder continues, such consent and confirmation to be in a document satisfactory to the Agent.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

                         BORROWER:

                         JOINT ENERGY DEVELOPMENT
                         INVESTMENTS II LIMITED PARTNERSHIP

                         By: ENRON CAPITAL MANAGEMENT II LIMITED
                              PARTNERSHIP, its sole general partner

                              By: ENRON CAPITAL II CORP., its sole
                                  general partner

                              By:
                                 ------------------------------------------
                                       Jeremy M. Blachman, Vice President

                         AGENT:

                         THE CHASE MANHATTAN BANK,
                          as Agent


                         By:
                            -----------------------------------------------
                                 Authorized Officer


                         DOCUMENTATION AGENT:

                         BARCLAYS BANK PLC, as Documentation Agent


                         By:
                            -----------------------------------------------
                                 Authorized Officer

Commitment                               BANKS:


$28,500,000                              CHASE BANK OF TEXAS, N.A.


                                         By:
                                            -----------------------------------
                                                 Authorized Officer


$28,500,000                              BARCLAYS BANK PLC


                                         By:
                                            -----------------------------------
                                                 Authorized Officer


$26,000,000                              CREDIT LYONNAIS NEW YORK BRANCH


                                         By:
                                            -----------------------------------
                                                 Authorized Officer


$26,000,000                              CREDIT SUISSE FIRST BOSTON


                                         By:
                                            -----------------------------------
                                                 Authorized Officer


$26,000,000                              DRESDNER BANK, NEW YORK BRANCH


                                         By:
                                            -----------------------------------
                                                 Authorized Officer

                                         By:
                                            -----------------------------------
                                                 Authorized Officer

$26,000,000                       THE FUJI BANK, LTD. HOUSTON AGENCY


                                  By:
                                     ---------------------------------
                                          Authorized Officer


$26,000,000                       NATIONAL WESTMINSTER BANK PLC, NEW YORK
                                    BRANCH


                                  By:
                                     ---------------------------------
                                          Authorized Officer


                                  NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH



                                  By:
                                     ---------------------------------
                                          Authorized Officer


$26,000,000                       NATIONSBANK, N.A.


                                  By:
                                     ---------------------------------
                                          Authorized Officer



$26,000,000                       PARIBAS


                                  By:
                                     ---------------------------------
                                          Authorized Officer

                                  By:
                                     ---------------------------------
                                          Authorized Officer

$26,000,000                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH


                                 By:
                                    ---------------------------------
                                         Authorized Officer


$22,000,000                      BANKBOSTON, N.A.


                                 By:
                                    ---------------------------------
                                         Authorized Officer


$22,000,000                      FLEET NATIONAL BANK


                                 By:
                                    ---------------------------------
                                         Authorized Officer


$22,000,000                      THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                   NEW YORK BRANCH


                                 By:
                                    ---------------------------------
                                         Authorized Officer


$15,000,000                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION


                                 By:
                                    ---------------------------------
                                         Authorized Officer

$15,000,000                            BBL INTERNATIONAL (U.K.) LIMITED


                                       By:
                                          -------------------------------
                                               Authorized Officer


$15,000,000                            CIBC INC.


                                       By:
                                          -------------------------------
                                               Authorized Officer


$15,000,000                            FIRST UNION NATIONAL BANK


                                       By:
                                          -------------------------------
                                               Authorized Officer


$15,000,000                            KREDIETBANK N.V., GRAND CAYMAN BRANCH


                                       By:
                                          -------------------------------
                                               Authorized Officer


$12,000,000                            NATEXIS BANQUE


                                       By:
                                          -------------------------------
                                               Authorized Officer

$12,000,000                          NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                       NEW YORK BRANCH AND/OR CAYMAN
                                       ISLANDS BRANCH


                                     By:
                                        ------------------------------------
                                             Authorized Officer

                                     By:
                                        ------------------------------------
                                             Authorized Officer


$10,000,000                          THE BANK OF NEW YORK


                                     By:
                                        ------------------------------------
                                             Authorized Officer


$10,000,000                          CITIBANK, N.A.


                                     By:
                                        ------------------------------------
                                             Authorized Officer


$10,000,000                          REPUBLIC NATIONAL BANK OF NEW YORK


                                     By:
                                        ------------------------------------
                                             Authorized Officer

                                     By:
                                        ------------------------------------
                                             Authorized Officer


$10,000,000                          SOCIETE GENERALE SOUTHWEST AGENCY


                                     By:
                                        ------------------------------------
                                             Authorized Officer

$10,000,000                          THE SUMITOMO BANK, LIMITED


                                     By:
                                        ------------------------------
                                             Authorized Officer


$10,000,000                          UNION BANK OF CALIFORNIA, N.A.


                                     By:
                                        ------------------------------
                                             Authorized Officer


$10,000,000                          UNION BANK OF SWITZERLAND, HOUSTON AGENCY


                                     By:
                                        ------------------------------
                                             Authorized Officer



============
$500,000,000